NEWS RELEASE

PROLOGIS REPORTS THIRD QUARTER RESULTS

FFO per Share in Line with Expectations Before Preferred Share Redemption and Impairment Charges; Full-year Expectations Reduced

DENVER — October 22, 2003 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities and services, today announced Funds From Operations (FFO) per diluted share for the third quarter of 2003 of $0.30, compared with $0.40 for the third quarter of 2002 (as restated to include the impairment charge discussed below). Prior to preferred share redemption and impairment charges, FFO per diluted share for the third quarter of 2003 was $0.52, compared with $0.60 prior to the impairment charge in the third quarter of 2002. The net loss per diluted share for the third quarter of 2003 was $0.04, compared with net earnings per diluted share of $0.14 in the third quarter of 2002. Year-to-date net earnings per diluted share were $0.43 in 2003, compared with $0.76 in the comparable period of 2002.

During the quarter, the National Association of Real Estate Investment Trusts (NAREIT) modified its definition of FFO to include impairment charges, and additionally, the Securities and Exchange Commission (SEC) clarified its position with respect to the inclusion of original issuance costs in the carrying value of preferred shares. FASB-EITF Topic D-42 requires that any excess of the redemption price over the carrying value of the preferred shares reduces earnings available to common shares. In accordance with these changes, net earnings and FFO for the third quarter of 2003 include a charge representing an adjustment to the carrying value of certain of the U.K. temperature-controlled assets of $0.20 per diluted share, as a result of current negotiations for the sale of those assets. Third quarter 2002 FFO has been restated to include an impairment charge related to the temperature-controlled business of $0.20 per diluted share that was recognized in 2002 but had not previously been reflected in FFO. Net earnings and FFO for the third quarter of 2003 also include a charge of approximately $0.02 per diluted share related to the redemption of ProLogis Series E Preferred Shares in July 2003. The company will change the accounting treatment of the redemptions of its Series A and Series B Preferred Shares in 2001, which will result in a restatement of both ProLogis’ net earnings and FFO for 2001 to include a charge of $0.03 per fully diluted share.

The company also stated it does not anticipate an impact on its results due to adopting SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” with respect to its consolidated partnerships or ProLogis property funds.

For the nine months ended September 30, 2003, FFO per diluted share was $1.39, compared with $1.58 (as restated) for the same period of the prior year. Before the preferred share redemption and impairment charges in 2003, year-to-date FFO per diluted share was $1.61, compared with $1.78 (before restatement) in 2002.

“Our third quarter results reflect the effect of the SEC’s clarification on preferred share redemption charges and our adoption of NAREIT’s guidance regarding impairment charges,” said K. Dane Brooksher, chairman and chief executive officer. “However, prior to the charges noted above, results were at the low end of our expectation of $0.52 to $0.62 in FFO per share, primarily due to the anticipated timing of our contribution of a major development in Tokyo to ProLogis Japan Properties Fund in the fourth quarter rather than the third quarter, and a lower level of corporate distribution facilities services (CDFS) contributions to ProLogis European Properties Fund related to continued slow leasing in the United Kingdom and Western Europe. Customer interest in

Europe has picked up in recent weeks, however, this activity has not yet resulted in a significant number of signed leases. Therefore, we have reduced our full-year FFO per share guidance to $2.32 to $2.37, prior to the charges noted above, from $2.37 to $2.41 per share. We’ve also reduced our earnings per share guidance to $0.85 to $0.90, including the charges.

“Operating property performance in North America showed modest signs of improvement with a slight increase in same store net operating income for the quarter, offset by lower occupancies as recent developments were added to the stabilized pool. Our results in other areas of our business were consistent with expectations. We achieved a 27% increase in FFO, including fees, from ProLogis property funds, compared with the third quarter of 2002, and momentum continues to build in Asia. In addition, we made further progress toward the sale of our U.K. temperature-controlled assets in accordance with our plan to ultimately exit the business,” Mr. Brooksher concluded.

Accelerated Growth in Japan and Increased Build-to-Suit Demand Globally

“While leasing of inventory development in the United Kingdom and Western Europe was sluggish during the quarter, global demand for build-to-suit development has been picking up,” said Irving F. Lyons, III, vice chairman and chief investment officer. “We recently signed build-to-suit leases with Hitachi in Mexico, Ricoh in the Netherlands and Daimler/Chrysler in Germany. Since the beginning of the year, ProLogis has signed over 9.4 million square feet of new CDFS leases, with over half that space leased to repeat customers.

“Our business in Japan continues to grow rapidly. We recently announced our expansion into Nagoya, Japan, with a 345,000 square foot build-to-suit for a major office service provider. In addition, we have expanded our presence in the Osaka region with a $24 million, 259,000 square-foot facility for Nippon Express at ProLogis Parc Fukusaki. At ProLogis Parc Osaka, which we started in the second quarter, we continue to make progress with 19% of the 1.4 million square feet pre-leased with strong interest on the remainder,” Mr. Lyons added.

Other Financial and Operating Information for 2003

•	Increased same store net operating income for the quarter by 0.23% over the third quarter of 2002 (a 0.08% increase when straight-lined rents are excluded), driven by a 1.51% improvement in average same store occupancy. Year to date, same store net operating income increased 0.69% (an increase of 0.61% when straight-lined rents are excluded).

•	Recognized income from CDFS activities of $26.4 million for the quarter. Year to date, CDFS income was $87.9 million with pre-deferral margins of 15.9% and post-deferral margins of 12.7%.

•	Increased ProLogis’ share of FFO from property funds by 20% for the quarter, to $18.3 million from $15.3 million in the same quarter in 2002. Year to date, ProLogis’ share of FFO from property funds increased by 29%, to $53.6 million from $41.6 million in the same period in 2002.

•	Grew fee income from property funds by 43% for the quarter, to $11.0 million from $7.7 million in the same quarter in 2002. Year to date, fees from property funds increased by 37%, to $32.4 million from $23.7 million in the same period in 2002.

•	Raised €637 million ($742 million) of private equity capital to support expansion of pan-European platform.

•	Recycled $753.5 million of capital through CDFS dispositions and contributions year to date, 96% of which was from contributions to ProLogis property funds.

•	Increased total assets owned and/or under management by 11.3% to $11.5 billion from $10.3 billion at December 31, 2002.

Copies of ProLogis’ third quarter 2003 supplemental information will be available from the company’s web site at http://ir.prologis.com or by request at 800-820-0181. The supplemental information also is available on the SEC’s web site at http://www.sec.gov. The related conference call will be available via a live web cast on the company’s web site at http://ir.prologis.com at 10:00 am Eastern Time on Thursday, October 23, 2003. A replay of the web cast will be available on the company’s web site or at www.streetevents.com until November 6, 2003.

ProLogis is a leading provider of distribution facilities and services with 237.2 million square feet (22.0 million square meters) in 1,759 distribution facilities owned, managed and under development in 68 markets in North America, Europe and Asia (excludes temperature-controlled distribution facilities). ProLogis continues to expand the industry’s first and only global network of distribution facilities with the objective of building shareholder value. The company expects to achieve this through the ProLogis Operating System® and its commitment to be ‘The Global Distribution Solution’ for its customers, providing exceptional facilities and services to meet their expansion and reconfiguration needs.

In addition to historical information, this press release contains forward-looking statements under the federal securities laws. These statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Actual operating results may be affected by changes in national and local economic conditions, competitive market conditions, changes in financial markets or interest rates that could adversely affect ProLogis’ cost of capital and its ability to meet its financing needs and obligations, weather, obtaining governmental approvals and meeting development schedules, and therefore, may differ materially from what is expressed or forecasted in this press release. For a discussion of factors that could affect ProLogis’ financial condition and results of operations, refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2002.

# # #

Investor Relations:	Media:
Melissa Marsden	Rick Roth
Tel: 303-576-2622	Tel: 303-576-2641
mmarsden@prologis.com	media@prologis.com

Third Quarter 2003

SUPPLEMENTAL INFORMATION
(Unaudited)

Page

OVERVIEW:
Selected Financial Information	1

FINANCIAL STATEMENTS:
Consolidated Statements of Earnings (Loss)	2

Consolidated Statements of Funds From Operations	3

Consolidated Statements of EBITDA	4

Reconciliation of Net Earnings (Loss) to Funds From Operations and EBITDA	5

Consolidated Balance Sheets	6

Investments in Unconsolidated Investees	7

Notes to Consolidated Financial Statements	8 & 8a

SELECTED FINANCIAL INFORMATION:
Components of Net Asset Value and Related Comments	9 & 9a

Calculations of Return on Capital and Related Comments	10 & 10a

ProLogis Property Funds — EBITDA, Funds From Operations and Net Earnings (Loss)	11 & 11a

ProLogis Property Funds — Balance Sheets	12

Temperature-Controlled Distribution Investees	13

SELECTED STATISTICAL INFORMATION:
Leased and Physical Occupancy Analysis	14 & 14a

Lease Expirations/Top 25 Customers	15

Leasing Activity/Actual Capital Expenditures	16

Same Store Sales Growth	17

SELECTED INVESTMENT INFORMATION:
Acquisitions, Dispositions and Land Held for Development	18

CDFS Business Summary	19

Development Summary	20

SELECTED OTHER INFORMATION:
Capital Structure	21

Debt Analysis	22

Geographic Distribution	23

Executive Office Address:
14100 East 35th Place
Aurora, Colorado 80011
(303) 375-9292

ProLogis

Third Quarter 2003
Unaudited Financial Results

Selected Financial Information (1)
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,

	2003	2002	% Change	2003	2002	% Change

Net Earnings (Loss) (see pages 2 and 5):
Net Earnings (Loss) attributable to Common Shares	$(7,379)	$25,212	-129.3%	$78,807	$137,043	-42.5%
Net Earnings (Loss) per diluted Common Share	$(0.04)	$0.14	-128.6%	$0.43	$0.76	-43.4%
Funds From Operations (see pages 3 and 5):
Funds From Operations attributable to Common Shares before preferred share redemption charge in 2003 and impairment charges in both periods	$96,916	$110,119	-12.0%	$297,014	$324,788	-8.6%
Funds From Operations attributable to Common Shares	$55,043	$72,893	-24.5%	$255,141	$287,562	-11.3%
Funds From Operations attributable to Common Shares per diluted share before preferred share redemption charge in 2003 and impairment charges in both periods	$0.52	$0.60	-13.3%	$1.61	$1.78	-9.6%
Funds From Operations per diluted Common Share	$0.30	$0.40	-25.0%	$1.39	$1.58	-12.0%
EBITDA (see pages 4 and 5):
EBITDA	$164,725	$182,731	-9.9%	$498,976	$541,220	-7.8%
Distributions:
Actual distributions per Common Share (2)	$0.360	$0.355	1.4%	$1.080	$1.065	1.4%

	September 30,	December 31,
	2003	2002	% Change

Total Assets, net of accumulated depreciation (see page 6)	$6,083,072	$5,923,525	2.7%

Total Book Assets (see page 10):
Direct investment	$5,723,781	$5,551,820	3.1%
ProLogis’ share of total book assets of unconsolidated investees	1,929,481	1,711,809	12.7%

Totals	$7,653,262	$7,263,629	5.4%

Market Capitalization (see page 21)	$9,762,201	$8,445,729	15.6%

Assets Owned and Under Management:
Real estate assets owned directly by ProLogis, before depreciation (see page 6)	$5,538,063	$5,395,527	2.6%
Assets owned by ProLogis’ unconsolidated investees:
Real estate assets owned by ProLogis Property Funds, before depreciation (weighted ownership interest of 29.0%) (see page 12)	5,624,393	4,595,452	22.4%
Real estate assets owned by CDFS Joint Ventures, before depreciation (weighted ownership interest of 50%) (3)	147,133	132,766	10.8%
ProLogis’ investment in and share of third party debt of temperature-controlled distribution investee (ownership interest in excess of 99%) (see page 13) (4)	158,465	178,658	-11.3%

	5,929,991	4,906,876	20.9%

Totals	$11,468,054	$10,302,403	11.3%

Footnote references are to pages 8 and 8a.

Supplemental Information Page 1

ProLogis

Third Quarter 2003
Unaudited Financial Results

Consolidated Statements of Earnings (Loss) (1)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended		Pro Forma (1)
	September 30,		September 30,		Nine Months Ended
					September 30,
	2003	2002	2003	2002	2002

Revenues:
Rental income (5)(6)	$108,896	$108,577	$336,243	$332,631	$334,352
Income from CDFS business (3)(7)(8)	26,398	40,191	87,920	121,444	112,500
Income from ProLogis Property Funds (including fees earned by ProLogis)	15,762	14,131	48,505	44,238	44,358
Loss from temperature-controlled distribution investees (9)	(34,502)	(29,107)	(27,812)	(17,034)	(17,034)
Income (loss) from other unconsolidated investees (10)	—	622	52	(1,447)	(1,447)
Interest and other income	223	536	1,199	1,911	2,036

	116,777	134,950	446,107	481,743	474,765

Expenses:
Rental expenses, net of recoveries (5)(11)	8,266	8,478	28,156	24,995	25,051
General and administrative	16,432	14,222	46,671	40,650	42,226
Depreciation and amortization	41,378	38,357	123,613	110,533	110,795
Interest (12)	39,069	35,759	115,856	116,790	109,807
Other	1,307	1,336	3,006	3,181	3,264

	106,452	98,152	317,302	296,149	291,143

Earnings from operations	10,325	36,798	128,805	185,594	183,622
Minority interest	1,186	1,285	3,796	3,875	3,773

Earnings before net gains (losses) on disposition of non-CDFS assets and net foreign currency exchange gains (expenses/losses)	9,139	35,513	125,009	181,719	179,849
Gains (losses) on disposition of non-CDFS assets, net (7)	(216)	482	3,374	5,129	5,129
Foreign currency exchange gains (expenses/losses), net (13)	(1,970)	4,404	(10,741)	(2,468)	1,995

Earnings before income taxes	6,953	40,399	117,642	184,380	186,973
Income taxes:
Current income tax expense (benefit)	(727)	3,207	1,869	6,703	9,296
Deferred income tax expense	4,380	3,801	9,929	16,097	16,097

Total income taxes	3,653	7,008	11,798	22,800	25,393

Net Earnings	3,300	33,391	105,844	161,580	161,580
Less preferred share dividends	7,092	8,179	23,450	24,537	24,537
Less excess of redemption value over carrying value of preferred shares redeemed (14)	3,587	—	3,587	—	—

Net Earnings (Loss) Attributable to Common Shares	$(7,379)	$25,212	$78,807	$137,043	$137,043

Weighted average Common Shares outstanding — basic (15)	179,458	178,336	179,023	177,626	177,626
Weighted average Common Shares outstanding — diluted (16)	179,458	180,785	181,906	179,809	179,809
Net Earnings (Loss) per Common Share:
Basic	$(0.04)	$0.14	$0.44	$0.77	$0.77

Diluted (16)	$(0.04)	$0.14	$0.43	$0.76	$0.76

Footnote references are to pages 8 and 8a.

Supplemental Information Page 2

ProLogis

Third Quarter 2003
Unaudited Financial Results

Consolidated Statements of Funds From Operations (1)
(in thousands, except per share amounts)

					Pro Forma (1)
	Three Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,

	2003	2002	2003	2002	2002

Revenues:
Rental income (5)(6)	$108,896	$108,577	$336,243	$332,631	$334,352
Funds From Operations from CDFS business (3)(7)(8)	26,398	40,219	87,920	117,041	112,611
ProLogis’ share of Funds From Operations of ProLogis Property Funds	18,257	15,261	53,625	41,605	41,605
Fees earned from ProLogis Property Funds	11,012	7,739	32,449	23,655	23,655
ProLogis’ share of Funds From Operations of temperature-controlled distribution investees (9)	(30,749)	(24,201)	(21,744)	574	574
Income (loss) from other unconsolidated investees (10)	—	622	52	(1,447)	(1,447)
Interest and other income	223	536	1,199	1,911	2,036

	134,037	148,753	489,744	515,970	513,386

Expenses:
Rental expenses, net of recoveries (5)(11)	8,266	8,478	28,156	24,995	25,051
General and administrative	16,432	14,222	46,671	40,650	42,226
Depreciation of non-real estate assets	1,941	2,122	6,002	5,785	5,985
Interest (12)	39,069	35,759	115,856	116,790	109,807
Foreign currency exchange expenses/losses, net (13)	841	1,272	2,210	1,892	1,885
Current income tax expense (benefit)	(727)	3,207	1,869	6,703	9,296
Other	1,307	1,336	3,006	3,181	3,264

	67,129	66,396	203,770	199,996	197,514

Funds From Operations	66,908	82,357	285,974	315,974	315,872
Less preferred share dividends	7,092	8,179	23,450	24,537	24,537
Less excess of redemption value over carrying value of preferred shares redeemed (14)	3,587	—	3,587	—	—
Less minority interest	1,186	1,285	3,796	3,875	3,773

Funds From Operations Attributable to Common Shares	$55,043	$72,893	$255,141	$287,562	$287,562

Weighted average Common Shares outstanding — basic (15)	179,458	178,336	179,023	177,626	177,626
Weighted average Common Shares outstanding — diluted (17)	187,461	185,699	186,697	184,789	184,789
Funds From Operations per Common Share:
Basic	$0.31	$0.41	$1.43	$1.62	$1.62

Diluted(17)	$0.30	$0.40	$1.39	$1.58	$1.58

See ProLogis’ Consolidated Statements of Earnings (Loss) on Page 2 and the Reconciliation of Net Earnings (Loss) to Funds From Operations on Page 5.

Funds From Operations Discussion

Funds From Operations is a supplemental financial measure that is commonly used in the real estate industry, although it is subject to varying definitions within the industry. The National Association of Real Estate Investment Trusts (“NAREIT”) has defined Funds From Operations generally as net earnings attributable to common equity (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)), excluding real estate related depreciation and amortization, gains and losses from sales of properties, except those gains and losses from sales of properties upon completion or stabilization under pre-sale agreements, and after adjustments from unconsolidated investees to reflect their Funds From Operations on the same basis. ProLogis includes the income generated by its CDFS business segment, including the gains and losses from the contributions or sales of its CDFS assets in Funds From Operations. See note 3 on page 8 for a discussion of ProLogis’ CDFS business segment activities.

ProLogis considers Funds From Operations to be a useful supplemental measure of comparative period operating performance. However, ProLogis believes that financial analysts, potential investors and shareholders are primarily interested in, and are best served by, its defined Funds From Operations measure that incorporates adjustments to Net Earnings in addition to those adjustments included in the NAREIT Defined Funds From Operations measure. Further ProLogis believes that its measure provides a clearer presentation of its comparable period operating results. The ProLogis Defined Funds From Operations measure, which is presented in this Supplemental Information package unless otherwise noted, does not represent Net Earnings or Cash from Operating Activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which ProLogis presents in its Consolidated Statements of Cash Flows and includes in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission.

Funds From Operations should not be considered as an alternative to Net Earnings as an indicator of ProLogis’ operating performance, or as an alternative to Cash Flows from Operating, Investing or Financing Activities as a measure of liquidity. Additionally, the Funds From Operations measure presented by ProLogis will not be comparable to similarly titled measures of other REITs.

The items that ProLogis excludes from Net Earnings that are not excluded in the NAREIT Defined Funds From Operations measure, while not infrequent or unusual, are subject to fluctuations from period to period causing both positive and negative effects on ProLogis’ results from operations. The primary reasons for these fluctuations are unrelated to factors that ProLogis considers to be key in evaluating and analyzing its operating performance. The ProLogis Defined Funds From Operations measure excludes the following items that are recognized in Net Earnings: (i) deferred income tax benefits and deferred income tax expenses recognized by ProLogis’ taxable subsidiaries; (ii) foreign currency exchange gains and losses resulting from certain debt transactions between ProLogis and its foreign consolidated subsidiaries and its foreign unconsolidated investees; (iii) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of ProLogis’ foreign consolidated subsidiaries and its foreign unconsolidated investees; and (iv) mark-to-market adjustments associated with derivative financial instruments utilized to manage ProLogis’ foreign currency risks.

Footnote references are to pages 8 and 8a.

Supplemental Information Page 3

ProLogis

Third Quarter 2003
Unaudited Financial Results

Consolidated Statements of EBITDA (1)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Revenues:
Rental income (5)(6)	$108,896	$108,577	$336,243	$332,631
EBITDA from CDFS business (3)(7)(8)	32,837	50,625	102,669	140,665
ProLogis’ share of EBITDA of ProLogis Property Funds	31,507	26,088	91,334	72,270
Fees earned from ProLogis Property Funds	11,012	7,739	32,449	23,655
ProLogis’ share of EBITDA of temperature-controlled distribution investees (9)	8,282	15,137	18,869	46,128
Income (loss) from other unconsolidated investees (10)	—	622	52	(1,447)
Interest and other income	223	536	1,199	1,911

	192,757	209,324	582,815	615,813

Expenses:
Rental expenses, net of recoveries (5)(11)	8,266	8,478	28,156	24,995
General and administrative	16,432	14,222	46,671	40,650
Foreign currency exchange expenses/losses, net (13)	841	1,272	2,210	1,892
Other	1,307	1,336	3,006	3,181

	26,846	25,308	80,043	70,718

EBITDA before minority interest	165,911	184,016	502,772	545,095
Less minority interest	1,186	1,285	3,796	3,875

EBITDA	$164,725	$182,731	$498,976	$541,220

See ProLogis’ Consolidated Statements of Earnings (Loss) on Page 2 and the Reconciliation of Net Earnings (Loss) to EBITDA on Page 5.

EBITDA Discussion

ProLogis believes that EBITDA is a supplemental measure that is useful in the calculation of Return on Capital measures (see page 10), which ProLogis believes are useful in analyzing the financial returns resulting from capital deployment decisions and for comparing returns associated with alternative investment decisions. EBITDA, as computed by ProLogis, does not represent Net Earnings or Cash from Operating Activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which ProLogis presents in its Consolidated Statements of Cash Flows and includes in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Accordingly, the EBITDA measure presented by ProLogis should not be considered as an alternative to Net Earnings as an indicator of ProLogis’ operating performance, or as an alternative to Cash Flows from Operating, Investing, or Financing Activities as a measure of liquidity. The EBITDA measure presented by ProLogis will not be comparable to similarly titled measures of other REITs.

EBITDA, as defined, represents Net Earnings (computed in accordance with GAAP) excluding: (i) interest expense; (ii) income tax expenses and benefits; and (iii) depreciation and amortization expenses. In ProLogis’ computation of EBITDA these items are also excluded: (i) preferred dividends and charges related to the redemption of preferred shares; (ii) the foreign currency exchange gains and losses that are also excluded in the ProLogis Defined Funds From Operations measure (presented on page 3); and (iii) impairment charges. In addition, ProLogis adjusts the gains and losses from the contributions and sales of developed properties recognized as CDFS income to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of ProLogis’ unconsolidated investees is calculated on the same basis as ProLogis.

Footnote references are to pages 8 and 8a.

Supplemental Information Page 4

ProLogis

Third Quarter 2003
Unaudited Financial Results

Reconciliation of Net Earnings (Loss) to Funds From Operations and EBITDA (1)
(in thousands)

					Pro Forma (1)
	Three Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,

	2003	2002	2003	2002	2002

Reconciliation of Net Earnings (Loss) to Funds From Operations:
Net Earnings (Loss) Attributable to Common Shares (see page 2)	$(7,379)	$25,212	$78,807	$137,043	$137,043
Add (Deduct) NAREIT Defined Adjustments:
Real estate related depreciation and amortization	39,437	36,235	117,611	104,748	104,810
(Gains) losses on disposition of non-CDFS assets, net	216	(482)	(3,374)	(5,129)	(5,129)
ProLogis’ share of reconciling items from unconsolidated investees (18):
ProLogis Property Funds (see page 11):
Real estate related depreciation and amortization	9,847	8,814	27,677	20,282	20,162
(Gains) losses on disposition of non-CDFS assets, net	1	67	(18)	(688)	(688)
Other amortization items (19)	(363)	(602)	(2,089)	(1,854)	(1,854)

Total ProLogis Property Funds	9,485	8,279	25,570	17,740	17,620
ProLogis Kingspark (1)(3):
Real estate related depreciation and amortization	—	—	—	(58)	—
Temperature-controlled distribution investees (see page 13):
Real estate related depreciation and amortization	3,418	3,144	6,596	9,535	9,535
(Gains) losses on disposition of non-CDFS assets, net	490	(434)	490	3,741	3,741

Total temperature-controlled distribution investees	3,908	2,710	7,086	13,276	13,276

Total NAREIT Defined Adjustments	53,046	46,742	146,893	130,577	130,577

Subtotal—NAREIT Defined Funds From Operations	45,667	71,954	225,700	267,620	267,620
Add (Deduct) ProLogis Defined Adjustments:
Foreign currency exchange (gains) expenses/losses, net (13)	1,129	(5,676)	8,531	576	(3,880)
Deferred income tax expense	4,380	3,801	9,929	16,097	16,097
ProLogis’ share of reconciling items from unconsolidated investees (18):
ProLogis Property Funds (see page 11):
Foreign currency exchange expenses/losses, net (13)	4,377	590	12,152	3,282	3,282
Deferred income tax benefit	(355)	—	(153)	—	—

Total ProLogis Property Funds	4,022	590	11,999	3,282	3,282
ProLogis Kingspark (1)(3):
Foreign currency exchange gains, net (13)	—	—	—	(4,446)	—
Deferred income tax expense	—	—	—	73	—

Total ProLogis Kingspark	—	—	—	(4,373)	—
CDFS Joint Ventures (3):
Foreign currency exchange gains, net (13)	—	(10)	—	(10)	—
Deferred income tax expense	—	38	—	38	111

Total CDFS Joint Ventures	—	28	—	28	111
Temperature-controlled distribution investees (see page 13):
Foreign currency exchange gains, net (13)	(28)	(369)	(143)	(5,201)	(5,201)
Deferred income tax expense (benefit)	(127)	2,565	(875)	9,533	9,533

Total temperature-controlled distribution investees	(155)	2,196	(1,018)	4,332	4,332

Total ProLogis Defined Adjustments	9,376	939	29,441	19,942	19,942

ProLogis Defined Funds From Operations Attributable to Common Shares (see pages 2 and 3)	$55,043	$72,893	$255,141	$287,562	$287,562

Reconciliation of Net Earnings (Loss) to EBITDA:
Net Earnings (Loss) Attributable to Common Shares (see page 2)	$(7,379)	$25,212	$78,807	$137,043
Add (Deduct):
NAREIT Defined Adjustments to compute Funds From Operations	53,046	46,742	146,893	130,577
ProLogis Defined Adjustments to compute Funds From Operations	9,376	939	29,441	19,942
Other Adjustments to compute ProLogis’ EBITDA measure:
Interest expense	39,069	35,759	115,856	116,790
Depreciation of non-real estate assets	1,941	2,122	6,002	5,785
Current income tax expense (benefit)	(727)	3,207	1,869	6,703
Adjustment to CDFS gains for interest capitalized to disposed assets (see page 4)	5,695	9,675	12,516	22,680
Preferred share dividends	7,092	8,179	23,450	24,537
Excess of redemption value over carrying value of preferred shares redeemed (14)	3,587	—	3,587	—
ProLogis’ share of reconciling items from unconsolidated investees (18):
ProLogis Property Funds (see page 11):
Interest expense	12,566	10,906	36,499	29,759
Current income tax expense (benefit)	738	(29)	1,716	534
Other amortization items (19)	(54)	(50)	(506)	372

Total ProLogis Property Funds	13,250	10,827	37,709	30,665
ProLogis Kingspark:
Interest expense (20)	—	—	—	(6,966)
Depreciation of non-real estate assets	—	—	—	199
Current income tax expense	—	—	—	2,514
Adjustment to CDFS gains for interest capitalized to disposed assets (see page 4)	—	—	—	4,466

Total ProLogis Kingspark	—	—	—	213
CDFS Joint Ventures (3):
Interest expense	615	686	1,846	686
Current income tax expense	129	45	387	45

Total CDFS Joint Ventures	744	731	2,233	731
Temperature-controlled distribution investees (see page 13):
Interest expense	13	738	38	3,409
Depreciation of non-real estate assets	537	1,177	1,910	4,391
Adjustments to carrying value	38,286	37,226	38,286	37,226
Current income tax expense	195	197	379	528

Total temperature-controlled distribution investees	39,031	39,338	40,613	45,554

ProLogis’ EBITDA measure (see pages 2 and 4)	$164,725	$182,731	$498,976	$541,220

See ProLogis’ Consolidated Statements of Earnings (Loss) on Page 2.

Footnote references are to pages 8 and 8a.

Supplemental Information Page 5

ProLogis

Third Quarter 2003
Unaudited Financial Results

Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2003	2002

Assets:
Investments in real estate assets:
Operating properties	$4,694,387	$4,567,874
Properties under development (including cost of land)	357,705	377,384
Land held for development	409,160	386,820
Other investments (21)	76,811	63,449

	5,538,063	5,395,527
Less accumulated depreciation	813,025	712,319

Net investments in real estate assets	4,725,038	4,683,208
Investments in unconsolidated investees:
Investment in ProLogis Property Funds	669,241	593,479
Investment in CDFS Joint Ventures (3)	59,379	45,183
Investment in temperature-controlled distribution investee (4)	158,274	178,459
Investment in other unconsolidated investees	2,486	4,310

Total investments in unconsolidated investees	889,380	821,431
Cash and cash equivalents	154,640	110,809
Accounts and notes receivable	40,087	39,329
Other assets	273,927	268,748

Total assets	$6,083,072	$5,923,525

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit	$533,270	$545,906
Senior unsecured notes	1,901,682	1,630,094
Mortgage notes and other secured debt	518,325	555,978
Construction costs payable	16,402	27,880
Interest payable	44,053	38,454
Accounts payable and accrued expenses	116,614	115,628
Other liabilities	105,867	80,631

Total liabilities	3,236,213	2,994,571

Minority interest	38,716	42,467
Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series D preferred shares at stated liquidation preference of $25.00 per share	250,000	250,000
Series E preferred shares at stated liquidation preference of $25.00 per share (22)	—	50,000
Common Shares at $.01 par value per share	1,797	1,781
Additional paid-in capital	3,062,394	3,021,686
Accumulated other comprehensive income	92,800	47,264
Distributions in excess of Net Earnings	(698,848)	(584,244)

Total shareholders’ equity	2,808,143	2,886,487

Total liabilities and shareholders’ equity	$6,083,072	$5,923,525

Footnote references are to pages 8 and 8a.

Supplemental Information Page 6

ProLogis

Third Quarter 2003
Unaudited Financial Results

Investments in Unconsolidated Investees
(in thousands)

	September 30,	December 31,
	2003	2002

ProLogis Property Funds (see page 12)(A):
ProLogis European Properties Fund	$397,388	$374,365
ProLogis California LLC	117,778	118,790
ProLogis North American Properties Fund I	43,092	46,175
ProLogis North American Properties Fund II	5,948	7,070
ProLogis North American Properties Fund III	5,189	5,666
ProLogis North American Properties Fund IV	3,427	3,730
ProLogis North American Properties Fund V	77,878	34,287
ProLogis Japan Properties Fund	18,541	3,396

Total investment in Property Funds	669,241	593,479
CDFS Joint Ventures (3)	59,379	45,183
Temperature-controlled distribution investee (see page 13)	158,274	178,459
Other unconsolidated investees	2,486	4,310

Total investments in unconsolidated investees	$889,380	$821,431

COMMENT

(A)	As of September 30, 2003, the amounts of the gross gains that have not been recognized that are associated with all of the contributions made by ProLogis to Property Funds (before subsequent amortization) are presented below (in thousands). See note 7 on page 8.

	Gross Amounts Not Recognized

	CDFS	Non-CDFS
	Transactions	Transactions	Total

ProLogis European Properties Fund	$85,285	$9,421	$94,706
ProLogis California LLC	5,323	26,129	31,452
ProLogis North American Properties Fund I	8,286	868	9,154
ProLogis North American Properties Fund II	7,392	—	7,392
ProLogis North American Properties Fund III	5,665	337	6,002
ProLogis North American Properties Fund IV	3,829	810	4,639
ProLogis North American Properties Fund V	16,751	103	16,854
ProLogis Japan Properties Fund	3,650	—	3,650

Totals	$136,181	$37,668	$173,849

Footnote references are to page 8 and 8a.

Supplemental Information Page 7

ProLogis

Third Quarter 2003
Unaudited Financial Results

Notes to Consolidated Financial Statements

(1)	As of July 1, 2002, ProLogis acquired the minority ownership interests in ProLogis Kingspark and related companies (see note 3) and from that date has owned 100% of these entities. Accordingly, ProLogis began presenting its investment in ProLogis Kingspark and related companies on a consolidated basis on July 1, 2002. In accordance with GAAP, this change in reporting method does not result in a restatement of the financial information for previous periods. Accordingly, a Consolidated Statement of Earnings (Loss) on a pro forma basis and a Consolidated Statement of Funds From Operations on a pro forma basis for the nine months ended September 30, 2002 are presented on pages 2 and 3, respectively. This pro forma financial information is presented to reflect ProLogis Kingspark as if it were consolidated for all of 2002 to allow for comparability between periods.

(2)	In December 2002, ProLogis’ Board of Trustees set an annual distribution rate for 2003 of $1.44 per Common Share. The amount of the Common Share distribution may be adjusted at the discretion of the Board during the year.

(3)	The corporate distribution facilities services business (“CDFS business”) segment represents the development of distribution properties with the intent to either contribute the properties to a ProLogis Property Fund in which ProLogis has an ownership interest and acts as manager or sell the property to a third party, and the acquisition and rehabilitation or acquisition and repositioning of distribution properties with the intent to contribute the properties to a ProLogis Property Fund. This segment’s income also includes fees earned for development activities on behalf of customers or third parties and gains or losses from the disposition of land parcels that no longer fit into ProLogis’ development plans.

ProLogis Kingspark, which is presented on a consolidated basis in ProLogis’ financial statements as of July 1, 2002 (see note 1), performs the CDFS business activities in the United Kingdom. ProLogis Kingspark has invested in certain joint ventures that also perform CDFS business activities. While ProLogis’ investment in ProLogis Kingspark was presented under the equity method, ProLogis Kingspark’s joint ventures were not separately presented in ProLogis’ financial statements. All CDFS business activities outside the United Kingdom are performed by ProLogis or one of its consolidated subsidiaries and Prologis’ CDFS Joint Ventures operate only in the United Kingdom.

(4)	Represents ProLogis’ investment in a European temperature-controlled distribution company that operates primarily in France and the United Kingdom. All of the operating assets located in the United Kingdom and the distribution assets located in France are classified as “held for sale” as of September 30, 2003. See note 9 and page 13.

(5)	Represents rental income earned and rental expenses incurred while ProLogis owns a property directly. Rental expenses include ProLogis’ direct expenses associated with its management of the Prologis Property Funds’ operations. For properties that have been contributed to a ProLogis Property Fund, ProLogis recognizes its share of the total operations of the Property Fund under the equity method and presents these amounts as a component of “Revenues” in its Consolidated Statements of Earnings (Loss), Funds From Operations and EBITDA.

(6)	Amounts include straight-lined rents of $1,545,000 and $1,312,000 for the three months ended September 30, 2003 and 2002, respectively, and $5,271,000 and $3,676,000 for the nine months ended September 30, 2003 and 2002, respectively.

(7)	When ProLogis contributes properties to a ProLogis Property Fund in which it has an ownership interest, ProLogis does not recognize a portion of the gain resulting from the contribution. The amount of the gain not recognized is based on ProLogis’ ownership interest in the Property Fund acquiring the property. ProLogis defers this portion of the gain by recognizing a reduction to its investment in the respective Property Fund. ProLogis adjusts its proportionate share of the earnings or losses that it recognizes under the equity method from the Property Funds in later periods to reflect the Property Fund’s depreciation expense as if the depreciation expense was computed on ProLogis’ lower basis in the real estate assets rather than on the Property Fund’s basis in the real estate assets. If a loss is recognized when a property is contributed to a ProLogis Property Fund, none of the loss is deferred. See page 7 for the amount of gains not recognized.

(8)	CDFS income (defined in note 3) does not include amounts deferred of $5,563,000 and $14,597,000 for the three months ended September 30, 2003 and 2002, respectively, and $20,867,000 and $32,424,000 for the nine months ended September 30, 2003 and 2002, respectively. See note 7.

(9)	Since June 2001, substantial portions of the temperature-controlled assets in Europe were sold. Also, substantially all of the temperature-controlled assets in the United States were sold in October 2002. ProLogis no longer operates in this business segment in the United States. For the three and nine months ended September 30, 2003, ProLogis’ share of the net loss of Frigoscandia includes an impairment charge of $38.3 million recognized in the third quarter of 2003 related to certain of the operating assets in the United Kingdom that are held for sale. This adjustment to reflect the carrying value of these assets at their estimated fair value less estimated cost to sell is based on current negotiations for the sale of the assets. For the three and nine months ended September 30, 2002, ProLogis’ share of the net loss of ProLogis Logistics includes an impairment charge of $37.2 million related to certain of the operating assets in the United States that were held for sale as of September 30, 2002 and sold in October 2002. See page 13.

(10)	In 2003, includes a $5,000 loss and income of $57,000 representing ProLogis’ proportionate shares of the net loss of Insight, Inc. and the net earnings of ProLogis Equipment Services LLC, respectively, recognized under the equity method. ProLogis Equipment Services sold substantially all of its assets in September 2002.

In 2002, includes a $2,073,000 loss representing ProLogis’ proportionate share of the net loss of an unconsolidated investee. This investee’s loss resulted from an impairment charge related to its write-down of its remaining investment in a logistics technology company in the first quarter of 2002. For 2002, also includes $4,000 and $622,000 representing ProLogis’ proportionate shares of the net earnings of Insight, Inc. and ProLogis Equipment Services, respectively.

(11)	Amounts are net of rental expense recoveries of $24,147,000 and $23,499,000 for the three months ended September 30, 2003 and 2002, respectively, and $76,163,000 and $70,220,000 for the nine months ended September 30, 2003 and 2002, respectively.

(12)	Includes amortization of deferred loan costs of $1,547,000 and $1,162,000 for the three months ended September 30, 2003 and 2002, respectively, and $4,471,000 and $3,696,000 for the nine months ended September 30, 2003 and 2002, respectively. Excludes interest that has been capitalized based on ProLogis’ development activities of $9,186,000 and $10,503,000 for the three months ended September 30, 2003 and 2002, respectively, and $28,821,000 and $20,889,000 for the nine months ended September 30, 2003 and 2002. See note 20 on page 8a.

(13)	Under GAAP, foreign currency exchange gains and losses generally result from: (i) remeasurement and/or settlement of certain debt transactions between ProLogis and its foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of ProLogis’ investment); (ii) remeasurement and/or settlement of certain third party debt of ProLogis’ foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); and (iii) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. These types of foreign currency exchange gains and losses are excluded from the ProLogis Defined Funds From Operations measure and are excluded in ProLogis’ computation of EBITDA because they are primarily a function of the capital structures used for investing in foreign countries and are not indicative of ProLogis’ current period operating performance. Foreign currency exchange gains and losses that result from transactions that are settled in a currency other than the reporting company’s functional currency and from the settlement of derivative financial instruments utilized to manage foreign currency risks are included in the ProLogis Defined Funds From Operations measure and in ProLogis’ computation of EBITDA. See pages 2, 3 and 4.

(14)	Represents the excess of the redemption value over the carrying value of ProLogis’ Series E Preferred Shares that were redeemed on July 1, 2003 (see note 22 on page 8a) in accordance with FASB-EITF Topic D-42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock.” In July 2003, the SEC staff clarified the SEC’s position as to the application of Topic D-42. The SEC staff’s position is that in applying Topic D-42, the carrying value of preferred shares that are redeemed should be reduced by the amount of original issuance costs, regardless of where in the shareholders’ equity section those costs are reflected. In addition to issuance costs, the carrying value of the Series E Preferred Shares redeemed included a purchase accounting adjustment recognized when these shares were issued as part of the 1999 Meridian merger.

In 2001, ProLogis redeemed its remaining Series B Preferred Shares and its Series A Preferred Shares. In applying Topic D-42 at that time, ProLogis did not include the original issuance costs associated with these preferred shares as part of the carrying value because ProLogis had recorded the associated issuance costs as a reduction to Additional Paid-in Capital and not as a reduction to the carrying value of the preferred shares in its Consolidated Balance Sheet. In accordance with the SEC staff’s clarification, ProLogis will restate Net Earnings Attributable to Common Shares and Funds From Operations Attributable to Common Shares for the year ended December 31, 2001 to reflect a charge for the excess of the redemption value over the carrying value of the Series B Preferred Shares and Series A Preferred Shares that were redeemed. This restatement results in the recognition of a charge of $4.8 million and reduces both ProLogis’ reported Net Earnings per Common Share and reported Funds From Operations per Common Share by $0.03 per diluted share. Further, the Additional Paid-in Capital and Distributions in excess of Net Earnings balances as of December 31, 2002 have also been restated to reflect this charge.

Notes are continued on Page 8a.

Supplemental Information Page 8

ProLogis

Third Quarter 2003
Unaudited Financial Results

Notes to Consolidated Financial Statements (Continued)

(15)	ProLogis began a Common Share repurchase program in January 2001. Under this program, which provides for up to $215.0 million of Common Share repurchases, ProLogis has repurchased 5,571,100 Common Shares at an average cost of $23.50 per share (aggregate cost of $130.9 million, net of expenses). For the three and nine months ended September 30, 2002, ProLogis repurchased 550,000 and 2,298,400 Common Shares, respectively. ProLogis repurchased 387,900 Common Shares in 2003, all in the first quarter.

(16)	Net Earnings (Loss) per Common Share calculated on a diluted basis is as follows for the periods indicated (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Basic and Diluted Net Earnings (Loss) attributable to Common Shares	$(7,379)	$25,212	$78,807	$137,043

Weighted average Common Shares outstanding — Basic	179,458	178,336	179,023	177,626
Incremental effect of potentially dilutive instruments (a)(b)	—	2,449	2,883	2,183

Weighted average Common Shares outstanding — Diluted (c)	179,458	180,785	181,906	179,809

Diluted Net Earnings (Loss) per Common Share	$(0.04)	$0.14	$0.43	$0.76

(a) All potentially dilutive items are antidilutive when a net loss is recognized for the period.

(b) Total weighted average potentially dilutive instruments outstanding were 10,255,000 and 10,085,000 for the three months ended September 30, 2003 and 2002, respectively, and 10,525,000 and 10,366,000 for the nine months ended September 30, 2003 and 2002, respectively.

(c) For all periods presented the effect of weighted average limited partnership units on an as-converted basis, is antidilutive. Weighted average partnership units that are not included in the calculation of diluted net earnings per Common Share are 4,791,000 for the three and nine months ended September 30, 2003 and 4,914,000 and 4,980,000 for the three and nine months ended September 30, 2002, respectively.

(17)	Funds From Operations per Common Share calculated on a diluted basis is as follows for the periods indicated (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Basic Funds From Operations attributable to Common Shares	$55,043	$72,893	$255,141	$287,562
Minority interest	1,186	1,285	3,796	3,875

Diluted Funds From Operations attributable to Common Shares	$56,229	$74,178	$258,937	$291,437

Weighted average Common Shares outstanding — Basic	179,458	178,336	179,023	177,626
Weighted average limited partnership units as if converted	4,791	4,914	4,791	4,980
Incremental effect of potentially dilutive instruments (a)	3,212	2,449	2,883	2,183

Weighted average Common Shares outstanding — Diluted	187,461	185,699	186,697	184,789

Diluted Funds From Operations per Common Share	$0.30	$0.40	$1.39	$1.58

(a) Total weighted average potentially dilutive instruments outstanding were 10,255,000 and 10,085,000 for the three months ended September 30, 2003 and 2002, respectively, and 10,525,000 and 10,366,000 for the nine months ended September 30, 2003 and 2002, respectively.

(18)	ProLogis reports its investments in the ProLogis Property Funds, its CDFS Joint Ventures, its temperature-controlled distribution investees and certain other investments under the equity method. Until July 1, 2002, ProLogis accounted for its investment in ProLogis Kingspark under the equity method. For purposes of calculating Funds From Operations and EBITDA, the Net Earnings of each of its unconsolidated investees is adjusted to be consistent with its calculation of these measures. ProLogis’ definitions of Funds From Operations and EBITDA are presented on pages 3 and 4.

(19)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to recognize the original gain that was not recognized at contribution. See note 7.

(20)	While accounted for under the equity method, ProLogis Kingspark computed capitalized interest based on its separate company overall borrowing rate (including intercompany and third party debt rates). When ProLogis’ share of ProLogis Kingspark’s earnings was recognized in ProLogis’ consolidated financial statements, capitalized interest is adjusted to reflect ProLogis’ overall borrowing rate. Because ProLogis’ overall borrowing rate is greater than ProLogis Kingspark’s separate company borrowing rate, an additional amount of capitalized interest is recognized when ProLogis Kingspark is consolidated with ProLogis. Depending on the amount of interest cost incurred by ProLogis Kingspark during the period and the amount of ProLogis Kingspark’s development expenditures during the period, the adjustment for the difference in overall borrowing rates can result in a negative interest expense balance attributable to ProLogis Kingspark.

(21)	Other investments include: (i) funds that are held in escrow pending the completion of tax-deferred exchange transactions; (ii) earnest money deposits associated with potential acquisitions; (iii) costs incurred during the pre-acquisition due diligence process; and (iv) costs incurred during the pre-construction phase related to future development projects.

(22)	On July 1, 2003, ProLogis redeemed its 2,000,000 outstanding Series E Cumulative Redeemable Preferred Shares at the price of $25.00 per share, plus $0.3685 in accrued and unpaid dividends.

Supplemental Information Page 8a

ProLogis

Third Quarter 2003
Unaudited Financial Results

Components of Net Asset Value (A)
(in thousands)

Income Items

	3Q 2003	ProLogis’		Annualized
	Pro Forma	Ownership		Pro Forma
	NOI (B)	Interest		NOI-Pro Rata

Direct ownership properties (B)	$104,088	100.0%	X 4	$416,352

ProLogis Property Funds—North America (B):
ProLogis California LLC	$14,421	50.0%	X 4	$28,842
ProLogis North American Property Fund I	8,702	41.3%	X 4	14,376
ProLogis North American Property Fund II	4,958	20.0%	X 4	3,966
ProLogis North American Property Fund III	4,885	20.0%	X 4	3,908
ProLogis North American Property Fund IV	3,310	20.0%	X 4	2,648
ProLogis North American Property Fund V	18,540	14.0%	X 4	10,382

Subtotal North America				64,122

ProLogis Japan Properties Fund (B)	4,096	20.0%	X 4	3,277

Total Property Funds—North America and Japan				$67,399

	3Q 2003 Actual		Annualized Fees

Fee income (includes all ProLogis Property Funds) (see page 11)	$11,012	X 4	$44,048

		Actual 12 mos.
	3Q 2003 Actual	ended 09/30/03

Income from CDFS business segment:
Funds From Operations from CDFS business segment (see page 3)	$26,398	$123,370
Gains that have not been recognized in Funds From Operations (see notes 7 and 8 on page 8)	5,563	31,965

	$31,961	$155,335

Balance Sheet Items

Investment in ProLogis European Properties Fund (C)	$582,989

Investments in unconsolidated investees other than ProLogis Property Funds:
CDFS Joint Ventures	$59,379
Temperature-controlled distribution investee (see page 13)	158,274
Other unconsolidated investees	2,486

Total investments in unconsolidated investees other than ProLogis Property Funds	$220,139

Investments in land and development projects:
Development projects in process (see pages 6 and 20)	$357,705
Land held for development (see pages 6 and 18)	409,160

Total investments in land and development projects	$766,865

Other assets:
Cash and cash equivalents	$154,640
Funds held in escrow (D)	5,336
Deposits, prepaid assets and other tangible assets	117,767
Accounts and notes receivable	40,087
ProLogis’ share of other tangible assets of ProLogis Property Funds (E)	15,089

Total other assets	$332,919

Liabilities and preferred equity:
ProLogis’ total liabilities	$(3,236,213)
ProLogis’ share of third party debt of ProLogis Property Funds (see page 12) (E)	(419,891)
ProLogis’ share of other third party liabilities of ProLogis Property Funds (E)	(12,011)

Total liabilities	(3,668,115)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(4,018,115)

ProLogis’ Consolidated Balance Sheets are at Page 6.

Net Asset Value Discussion

ProLogis considers Net Asset Value to be a useful tool for management, financial analysts, potential investors and shareholders to estimate the value of common shareholder equity. The assessment of the value of a particular segment of ProLogis’ business is subjective in that it will involve estimates and can be performed using various methods. Therefore, ProLogis has presented the financial results and investments related to its business segments that it believes are important in calculating its Net Asset Value but has not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

Comments are on page 9a.

Supplemental Information Page 9

ProLogis

Third Quarter 2003
Unaudited Financial Results

Comments to Components of Net Asset Value Presentation
(in thousands)

Comments relate to Page 9.

COMMENTS

(A)	The components of Net Asset Value provided do not consider any incentive management fees that ProLogis can earn from ProLogis Property Funds, the potential growth in rental and fee income streams or the franchise value associated with ProLogis’ global operating platform and the ProLogis Operating System®.

(B)	Pro forma net operating income (“NOI”) for properties that were stabilized (generally 93% leased) for the entire period represents: (i) rental income computed under GAAP for each applicable property adjusted to exclude the amount of straight-lined rents and net termination fees recognized during the period less (ii) rental expenses, net of amounts recovered from customers, computed under GAAP for each applicable property adjusted to exclude the amount of certain fees paid to ProLogis that have been recognized as rental expenses by the ProLogis Property Funds. For those properties that were not stabilized for the entire three months ended September 30, 2003, pro forma NOI for the three-month period is computed for each property by applying the property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at September 30, 2003. A reconciliation of rental income and net rental expenses computed under GAAP to pro forma NOI for purposes of the Net Asset Value calculation for ProLogis and the ProLogis Property Funds, excluding ProLogis European Properties Fund for the three months ended September 30, 2003 follows (amounts in thousands). Because ProLogis’ investment in ProLogis European Properties Fund is subject to periodic third party valuations (see comment C), a separate calculation using pro forma NOI is not necessary.

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
		California	Properties	Properties	Properties	Properties	Properties	Properties
	ProLogis	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Fund

Rental income computed under GAAP (see pages 2 and 11)	$108,896	$18,426	$11,008	$6,570	$6,357	$4,091	$21,958	$3,345
Straight-lined rents (a)	(1,545)	(204)	(585)	(44)	(311)	(143)	(1,172)	(157)
Net termination fees (b)	(167)	(107)	—	(1)	—	13	—	—

Adjusted rental income	107,184	18,115	10,423	6,525	6,046	3,961	20,786	3,188

Rental expenses, net of recoveries, computed under GAAP (see pages 2 and 11)	(8,266)	(3,858)	(1,788)	(1,683)	(1,231)	(722)	(4,225)	(33)
Certain fees paid to ProLogis (c)	—	164	67	116	70	71	194	—

Adjusted rental expenses, net of recoveries	(8,266)	(3,694)	(1,721)	(1,567)	(1,161)	(651)	(4,031)	(33)

Adjusted NOI from stabilized properties	98,918	14,421	8,702	4,958	4,885	3,310	16,755	3,155
Other adjustments (d)	5,170	—	—	—	—	—	1,785	941

Pro Forma NOI	$104,088	$14,421	$8,702	$4,958	$4,885	$3,310	$18,540	$4,096

(a)	Straight-lined rents are removed from rental income computed under GAAP to allow for the calculation of a cash yield which is common in Net Asset Value calculations.

(b)	Net termination fees represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

(c)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual ProLogis Property Funds and are not necessarily indicative of expenses that would be incurred under other structures.

(d)	Adjusts NOI for the period to arrive at a measure that assumes that all properties were stabilized for the entire three-month period by removing the NOI generated by properties that were not stabilized for the entire three-month period presented and replacing it with the projected NOI for that property computed under the assumption that the property had been stabilized for the entire period. ProLogis generally defines a property as stabilized when it has reached a 93% occupancy level. See further discussion above.

(C)	As of September 30, 2003, the Net Asset Value of ProLogis’ investment in ProLogis European Properties Fund was as follows (in thousands except per unit amounts):

ProLogis’ equity units as of September 30, 2003	45,647
Net Asset Value per unit as of March 31, 2003 in euros (a)	10.45

Total Net Asset Value as of September 30, 2003 in euros	477,011
Euro to U.S. dollar exchange rate as of September 30, 2003	1.1652

Total Net Asset Value as of September 30, 2003 in U.S. dollars	$555,813
ProLogis’ share of Funds From Operations since March 31, 2003 (b)	17,492
Net amounts owed to ProLogis	9,684

$582,989

(a)	Due to ProLogis European Properties Fund’s private equity raising efforts, an independent third party valuation was commissioned for March 31, 2003 rather than December 31, 2002.

(b)	Represents ProLogis’ share of undistributed Funds From Operations of ProLogis European Properties Fund since the last net asset valuation (March 31, 2003) excluding management fee income which is paid to ProLogis on a current basis ($8,863,000 for the three months ended June 30, 2003 and $8,629,000 for the three months ended September 30, 2003). See page 11.

(D)	Represents the average cash balance held in escrow from tax-deferred exchanges of real estate. Cash held in escrow is reflected in “Investments in real estate assets” in ProLogis’ Consolidated Balance Sheet and further reflected in the “Other investments” line item. See note 21 on page 8a.

(E)	Excludes ProLogis European Properties Fund. See comment C.

Supplemental Information Page 9a

ProLogis

Third Quarter 2003
Unaudited Financial Results

Calculations of Return on Capital (A)
(in thousands)

	Third Quarter	Second Quarter	First Quarter	Full Year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	2003	2003	2003	2002	2002	2002	2002	2002

EBITDA:
EBITDA	$164,725	$169,473	$164,778	$717,220	$176,000	$182,730	$182,619	$175,871
Deferred gains that have not been recognized in EBITDA (B)	6,997	10,329	7,118	52,502	11,868	18,864	12,501	9,269

	$171,722	$179,802	$171,896	$769,722	$187,868	$201,594	$195,120	$185,140

	September 30,	June 30,	March 31,	Averages	December 31,	September 30,	June 30,	March 31,	December 31,
	2003	2003	2003	for 2002	2002	2002	2002	2002	2001

Total Book Assets (C):
Direct investment:
ProLogis’ direct investment in real estate assets, before depreciation (D)	$5,538,063	$5,537,659	$5,410,992	$4,803,641	$5,395,527	$5,021,310	$4,515,556	$4,497,621	$4,588,193
ProLogis’ direct other assets, net of direct other liabilities (E)	185,718	237,334	182,212	67,963	156,293	91,699	52,884	63,019	(24,079)

	5,723,781	5,774,993	5,593,204	4,871,604	5,551,820	5,113,009	4,568,440	4,560,640	4,564,114
ProLogis share of Total Book Assets of unconsolidated investees:
ProLogis Property Funds (F)	1,670,371	1,656,601	1,490,450	1,257,225	1,440,145	1,324,124	1,285,189	1,149,314	1,087,352
Investment in ProLogis Kingspark (see note 1 on page 8) (G)	—	—	—	318,227	—	—	541,472	549,652	500,011
Investment in CDFS Joint Ventures (G)	98,159	88,450	81,652	36,067	88,696	91,639	—	—	—
Investment in temperature-controlled distribution investees (G)	158,465	200,697	185,576	434,421	178,658	457,419	481,003	476,063	578,962
Investment in other unconsolidated investees (D)	2,486	2,486	2,486	4,730	4,310	4,784	4,163	4,162	6,232

	1,929,481	1,948,234	1,760,164	2,050,670	1,711,809	1,877,966	2,311,827	2,179,191	2,172,557

Total Book Assets (including ProLogis’ share of Total Book Assets of unconsolidated investees)	$7,653,262	$7,723,227	$7,353,368	$6,922,274	$7,263,629	$6,990,975	$6,880,267	$6,739,831	$6,736,671

Total Book Equity Attributable to Common Shareholders (C):
Total Book Assets (C)	$7,653,262	$7,723,227	$7,353,368	$6,922,274	$7,263,629	$6,990,975	$6,880,267	$6,739,831	$6,736,671
Less: minority interest (D)	(38,716)	(39,296)	(39,739)	(43,978)	(42,467)	(42,973)	(43,755)	(45,058)	(45,639)
Less: third party debt (D)	(2,953,277)	(2,891,073)	(2,828,302)	(2,577,358)	(2,731,978)	(2,551,171)	(2,520,438)	(2,504,861)	(2,578,340)
Less: third party debt of unconsolidated investees (see page 21)	(865,555)	(853,686)	(749,133)	(713,846)	(708,685)	(729,869)	(721,380)	(650,238)	(759,056)
Less: preferred shares (D)	(350,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)

Total Book Equity Attributable to Common Shareholders (including ProLogis’ share of Total Book Equity of unconsolidated investees)	$3,445,714	$3,539,172	$3,336,194	$3,187,092	$3,380,499	$3,266,962	$3,194,694	$3,139,674	$2,953,636

Return on Assets for 2002 (H):
Average Book Assets for 2002				$6,922,274
Less: average direct other assets, net of direct other liabilities				(67,963)
Less: average minority interest				(43,978)

				6,810,333

Adjusted EBITDA for the full year 2002				769,722

Return on Assets for 2002 (H)				11.30%

Return on Equity Attributable to Common Shareholders for 2002 (I):
Average Book Equity Attributable to Common Shareholders for 2002 (C)				$3,187,092
Less: average direct other assets, net of direct other liabilities				(67,963)

				3,119,129

ProLogis Defined Funds From Operations Attributable to Common Shares for the full year 2002				$435,967
Add back: deferred gains computed on a Funds From Operations basis				43,522
Add back: non-real estate depreciation and amortization				7,842
Add back: non-real estate depreciation and amortization of temperature-controlled distribution investees (see pages 3, 5 and 13)				5,648

ProLogis Defined Funds From Operations				$492,979

Return on Equity Attributable to Common Shareholders for 2002 (I)				15.81%

Comments are on page 10a

Supplemental Information Page 10

ProLogis

Third Quarter 2003
Unaudited Financial Results

Comments to Calculations of Return on Capital Presentation

Comments relate to Page 10.

COMMENTS

(A)	Return on Capital measures are commonly used by management, financial analysts, potential investors and shareholders to analyze financial returns. ProLogis believes that Return on Assets is useful in analyzing the financial returns resulting from capital deployment decisions and for comparing returns associated with alternative investment decisions. ProLogis believes that Return on Equity Attributable to Common Shareholders is useful in assessing the financial returns attributable to holders of common equity resulting from capital deployment and capital structuring decisions and evaluating options, as well as for comparing returns for alternative investment decisions. See comments H and I.

(B)	In calculating ProLogis’ EBITDA measure, an adjustment is made to reflect the amount of CDFS gains that have been deferred as if there had been no interest capitalized into the basis of the asset sold (see page 4 and note 8 on page 8). Therefore, under ProLogis’ EBITDA measure, the deferred gains recognized for Net Earnings and ProLogis’ Defined Funds From Operations are increased by the following amounts: $1,434,000 for the third quarter of 2003; $1,537,000 for the second quarter of 2003; $606,000 for the first quarter of 2003 and $8,980,000 for the full year 2002.

(C)	ProLogis’ use of the term “Book Assets” refers to its undepreciated asset base. ProLogis’ use of the term “book equity” refers to the equity of the company with its assets presented on an undepreciated basis.

(D)	Represents ProLogis’ recorded balance sheet amount as of the applicable date. ProLogis’ Consolidated Balance Sheets are at page 6.

(E)	Other assets includes all assets other than real estate and investments in unconsolidated investees and other liabilities includes all liabilities other than third party debt.

(F)	Represents ProLogis’ share of the total assets, before depreciation, net of liabilities, other than third party debt, of each entity.

(G)	Represents ProLogis’ balance sheet investment in the entity plus ProLogis’ share of the entity’s third party debt, if any.

(H)	Return on Assets measures EBITDA, generated by operations and as defined by ProLogis on page 4, against the original capital invested that has generated this EBITDA. ProLogis believes that this EBITDA measure most accurately measures the direct financial return resulting from its capital decisions without including the impacts that financing and capital structure choices would have on the return calculation.

(I)	Return on Equity Attributable to Common Shareholders measures Funds From Operations as defined by ProLogis on page 3 and as further adjusted to remove all depreciation and amortization amounts and to reflect gains on contributions and sales of CDFS properties at their gross amount prior to any adjustments (see note 7 on page 8) against the invested shareholder capital to which the Funds From Operations generated is attributable. ProLogis believes that the ProLogis defined Funds From Operations measure most accurately measures the return related to the capital invested in common equity.

Supplemental Information Page 10a

ProLogis

Third Quarter 2003
Unaudited Financial Results

ProLogis Property Funds — EBITDA, Funds From Operations and Net Earnings (Loss)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan		ProLogis'
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties		Share of the
	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Fund	Total	Property Funds

	For the Three Months Ended September 30, 2003 (A)

EBITDA, Funds From Operations and Net Earnings (Loss) of each Property Fund:
Rental revenues	$59,287	$18,426	$11,008	$6,570	$6,357	$4,091	$21,958	$3,345	$131,042	$38,751
Rental expense:
Property management fees paid to ProLogis (B)	(902)	(706)	(344)	(212)	(233)	(113)	(687)	—	(3,197)	(976)
Other	(1,382)	(3,152)	(1,444)	(1,471)	(998)	(609)	(3,538)	(33)	(12,627)	(3,714)

Total rental expenses	(2,284)	(3,858)	(1,788)	(1,683)	(1,231)	(722)	(4,225)	(33)	(15,824)	(4,690)

Net operating income from properties	57,003	14,568	9,220	4,887	5,126	3,369	17,733	3,312	115,218	34,061

Other income (expense)	(1,413)	(19)	(19)	(20)	(23)	(12)	331	(183)	(1,358)	(443)
Asset management and other fees paid to ProLogis (B)	(5,210)	25	(220)	(293)	(264)	(182)	(58)	(278)	(6,480)	(1,853)

EBITDA of the Property Fund (C)	50,380	14,574	8,981	4,574	4,839	3,175	18,006	2,851	107,380	31,765
Current income tax expense	(2,386)	—	(1)	—	—	—	(152)	—	(2,539)	(738)
Third party interest expense	(19,232)	(5,388)	(4,489)	(2,837)	(2,703)	(1,764)	(4,992)	(431)	(41,836)	(12,566)

Funds From Operations of the Property Fund (D)	28,762	9,186	4,491	1,737	2,136	1,411	12,862	2,420	63,005	18,461
Real estate related depreciation and amortization	(17,236)	(4,362)	(2,432)	(1,430)	(1,153)	(1,042)	(4,715)	(465)	(32,835)	(9,847)
Loss on disposition of non-CDFS assets, net	(3)	—	—	—	—	—	—	—	(3)	(1)
Foreign currency exchange losses, net	(14,593)	—	—	—	—	—	—	—	(14,593)	(4,377)
Deferred income tax benefit	291	—	—	—	—	—	1,780	—	2,071	355

Net Earnings (Loss) of the Property Fund (E)	$(2,779)	$4,824	$2,059	$307	$983	$369	$9,927	$1,955	$17,645	$4,591

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings (Loss) of each Property Fund recognized under the equity method (see page 5):
ProLogis’ average ownership interest for the three-month period (F)	30.0%	50.0%	41.3%	20.0%	20.0%	20.0%	14.3%	20.0%	29.3%

ProLogis’ share of the Property Fund’s EBITDA	15,110	7,286	3,709	915	968	635	2,572	570	31,765
Fees paid to ProLogis (G)	6,064	833	586	519	527	361	1,844	278	11,012
Other (H)	—	(77)	14	—	(2)	—	(213)	20	(258)

EBITDA recognized by ProLogis (C)	$21,174	$8,042	$4,309	$1,434	$1,493	$996	$4,203	$868	$42,519

ProLogis’ share of the Property Fund’s Funds From Operations	8,629	4,593	1,855	347	427	282	1,844	484	18,461
Fees paid to ProLogis (G)	6,064	833	586	519	527	361	1,844	278	11,012
Other (H)	—	(28)	14	—	(1)	—	(210)	21	(204)

Funds From Operations recognized by ProLogis (D)	$14,693	$5,398	$2,455	$866	$953	$643	$3,478	$783	$29,269

ProLogis’ share of the Property Fund’s Net Earnings (Loss)	(827)	2,412	851	61	196	73	1,434	391	4,591
Fees paid to ProLogis (G)	6,064	833	586	519	527	361	1,844	278	11,012
Other (H)	459	138	(126)	(79)	(50)	(24)	(188)	29	159

Net Earnings recognized by ProLogis (E)	$5,696	$3,383	$1,311	$501	$673	$410	$3,090	$698	$15,762

	For the Three Months Ended September 30, 2002 (I)

EBITDA recognized by ProLogis, including fees (C)	$15,884	$5,614	$3,814	$2,211	$1,841	$1,356	$3,090	$17	$33,827

Funds From Operations recognized by ProLogis, including fees (D)	$11,149	$5,457	$2,761	$998	$804	$603	$1,211	$17	$23,000

Net Earnings recognized by ProLogis, including fees (E)	$5,894	$3,679	$1,872	$746	$580	$461	$882	$17	$14,131

Comments are on page 11a.

Supplemental Information Page 11

ProLogis

Third Quarter 2003
Unaudited Financial Results

ProLogis Property Funds — EBITDA, Funds From Operations and Net Earnings (Loss)
(in thousands)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan		ProLogis'
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties		Share of the
	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Fund	Total	Property Funds

	For the Nine Months Ended September 30, 2003 (A)

EBITDA, Funds From Operations and Net Earnings (Loss) of each Property Fund:
Rental revenues	$169,867	$54,172	$33,858	$19,738	$18,677	$12,694	$56,461	$5,955	$371,422	$111,515
Rental expense:
Property management fees paid to ProLogis (B)	(2,611)	(1,853)	(1,023)	(501)	(664)	(307)	(1,645)	—	(8,604)	(2,667)
Other	(3,100)	(8,262)	(5,060)	(4,241)	(3,170)	(1,807)	(9,324)	(153)	(35,117)	(10,408)

Total rental expenses	(5,711)	(10,115)	(6,083)	(4,742)	(3,834)	(2,114)	(10,969)	(153)	(43,721)	(13,075)

Net operating income from properties	164,156	44,057	27,775	14,996	14,843	10,580	45,492	5,802	327,701	98,440

Other income (expense)	(3,264)	21	(79)	(53)	(71)	(45)	683	(196)	(3,004)	(966)
Asset management and other fees paid to ProLogis (B)	(14,467)	(14)	(535)	(884)	(788)	(543)	(185)	(468)	(17,884)	(5,102)

EBITDA of the Property Fund (C)	146,425	44,064	27,161	14,059	13,984	9,992	45,990	5,138	306,813	92,372
Current income tax expense	(5,444)	(4)	(51)	(7)	(13)	(17)	(421)	—	(5,957)	(1,716)
Third party interest expense	(54,065)	(16,218)	(13,454)	(8,512)	(8,116)	(5,293)	(14,563)	(836)	(121,057)	(36,499)

Funds From Operations of the Property Fund (D)	86,916	27,842	13,656	5,540	5,855	4,682	31,006	4,302	179,799	54,157
Real estate related depreciation and amortization	(47,834)	(12,723)	(7,289)	(3,938)	(3,469)	(3,275)	(11,783)	(794)	(91,105)	(27,677)
Gain (loss) on disposition of non-CDFS assets, net	(3)	38	—	—	—	—	—	—	35	18
Foreign currency exchange losses, net	(40,779)	—	—	—	—	—	—	—	(40,779)	(12,152)
Deferred income tax benefit (expense)	(377)	—	—	—	—	—	1,780	—	1,403	153

Net Earnings (Loss) of the Property Fund (E)	$(2,077)	$15,157	$6,367	$1,602	$2,386	$1,407	$21,003	$3,508	$49,353	$14,499

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings (Loss) of each Property Fund recognized under the equity method (see page 5):
ProLogis’ average ownership interest for the nine-month period (F)	29.8%	50.0%	41.3%	20.0%	20.0%	20.0%	14.9%	20.0%	30.1%

ProLogis’ share of the Property Fund’s EBITDA	43,635	22,032	11,217	2,812	2,797	1,998	6,853	1,028	92,372
Fees paid to ProLogis (G)	17,030	2,537	1,646	1,404	1,626	925	6,813	468	32,449
Other (H)	—	(233)	(52)	—	(3)	(1)	(778)	29	(1,038)

EBITDA recognized by ProLogis (C)	$60,665	$24,336	$12,811	$4,216	$4,420	$2,922	$12,888	$1,525	$123,783

ProLogis’ share of the Property Fund’s Funds From Operations	25,901	13,921	5,640	1,108	1,171	936	4,620	860	54,157
Fees paid to ProLogis (G)	17,030	2,537	1,646	1,404	1,626	925	6,813	468	32,449
Other (H)	—	(109)	(83)	(5)	(7)	(1)	(357)	30	(532)

Funds From Operations recognized by ProLogis (D)	$42,931	$16,349	$7,203	$2,507	$2,790	$1,860	$11,076	$1,358	$86,074

ProLogis’ share of the Property Fund’s Net Earnings (Loss)	(619)	7,579	2,630	320	477	281	3,129	702	14,499
Fees paid to ProLogis (G)	17,030	2,537	1,646	1,404	1,626	925	6,813	468	32,449
Other (H)	1,336	552	(28)	20	31	41	(442)	47	1,557

Net Earnings recognized by ProLogis (E)	$17,747	$10,668	$4,248	$1,744	$2,134	$1,247	$9,500	$1,217	$48,505

	For the Nine Months Ended September 30, 2002 (I)

EBITDA recognized by ProLogis, including fees (C)	$42,491	$17,116	$11,129	$7,032	$6,243	$4,333	$7,564	$17	$95,925

Funds From Operations recognized by ProLogis, including fees (D)	$29,764	$15,642	$7,404	$3,027	$2,665	$1,847	$4,894	$17	$65,260

Net Earnings recognized by ProLogis, including fees (E)	$17,794	$11,040	$4,724	$2,459	$2,126	$1,484	$4,594	$17	$44,238

COMMENTS

(A)	All entities were operating throughout both the three and nine-month periods presented in 2003.

(B)	These fees are paid to ProLogis on a current basis.

(C)	EBITDA is supplemental measure that is used to calculate Return on Capital measures (see page 10). See ProLogis’ Consolidated Statements of Earnings (Loss) on page 2, ProLogis’ Consolidated Statements of EBITDA on page 4 and the Reconciliation of EBITDA to Net Earnings (Loss) on page 5. ProLogis’ definition of EBITDA is presented on page 4.

(D)	Funds From Operations is a supplemental performance measure used by ProLogis. See ProLogis’ Consolidated Statements of Earnings (Loss) on page 2, ProLogis’ Consolidated Statements of Funds From Operations on page 3 and the Reconciliation of Funds From Operations to Net Earnings (Loss) on page 5. ProLogis’ definition of Funds From Operations is presented on page 3.

(E)	See ProLogis’ Consolidated Statements of Earnings (Loss) on page 2.

(F)	The average ownership is weighted based on each entity’s contribution to the total Funds From Operations for the period presented.

(G)	In addition to the property and asset management fees earned by ProLogis and expensed by the Property Funds, ProLogis earns other fees for leasing, development and other activities performed on behalf of the Property Funds. Certain of these fees are capitalized by the Property Funds (primarily leasing and development fees). ProLogis defers an amount of the leasing and development fees it earns in an amount proportionate to its ownership interest in the Property Fund. The deferred fees are recognized as income by ProLogis in future periods by reducing the amount of the capitalized fees that the Property Fund includes in amortization or depreciation expense when ProLogis recognizes its share of the earnings of the Property Fund under the equity method. For Funds From Operations and EBITDA, the deferred fees are not recognized unless the underlying asset is sold by the Property Fund.

(H)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to reduce the original gain that was deferred at contribution. See comment G and note 7 on page 8.

(I)	ProLogis North American Properties Fund V began operations on March 28, 2002 and ProLogis Japan Properties Fund began operations on September 24, 2002. All other entities were operating throughout both the three and nine-month periods presented in 2002.

Supplemental Information Page 11a

ProLogis

Third Quarter 2003
Unaudited Financial Results

ProLogis Property Funds — Balance Sheets
(in thousands)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties
Selected Balance Sheet Items of the Property Funds	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Fund	Total

Operating properties, before depreciation	$2,926,319	$624,542	$375,419	$234,093	$207,958	$141,025	$859,447	$255,590	$5,624,393

Other assets, net of other liabilities	$104,498	$10,822	$1,418	$1,838	$3,415	$4,037	$23,546	$(11,838)	$137,736

Total assets, before depreciation, net of other liabilities	$3,030,817	$635,364	$376,837	$235,931	$211,373	$145,062	$882,993	$243,752	$5,762,129

Third party debt	$1,360,176	$287,619	$232,554	$165,000	$150,446	$103,193	$454,000	$163,742	$2,916,730

ProLogis’ ownership interest as of September 30, 2003	29.9%	50.0%	41.3%	20.0%	20.0%	20.0%	14.0%	20.0%	29.0%	(A)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties
ProLogis' Share of the Property Fund Balances	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Fund	Total

ProLogis’ Balance Sheet Investment (see page 7)	$397,388	$117,778	$43,092	$5,948	$5,189	$3,427	$77,878	$18,541	$669,241
Add (Deduct):
ProLogis’ share of third-party debt	406,693	143,810	96,045	33,000	30,089	20,639	63,560	32,748	826,584
ProLogis’ share of depreciation and amortization	36,167	26,764	11,193	2,208	1,754	1,027	1,894	185	81,192
Cumulative deferred gain balance	94,706	31,452	9,154	7,392	6,002	4,639	16,854	3,650	173,849
Other (B)	(28,740)	(2,122)	(3,850)	(1,362)	(760)	(720)	(36,567)	(6,374)	(80,495)

ProLogis’ share of total assets, before depreciation, net of other liabilities	$906,214	$317,682	$155,634	$47,186	$42,274	$29,012	$123,619	$48,750	$1,670,371

COMMENTS

(A)	The average ownership is weighted based on each entity’s contribution to total assets, before depreciation, net of other liabilities.

(B)	Consists primarily of intercompany balances and additional basis in the investment that have been recorded directly by ProLogis.

Supplemental Information Page 12

ProLogis

Third Quarter 2003
Unaudited Financial Results

Temperature-Controlled Distribution Investees
(in thousands)

	Balance Sheets (A)

	September 30, 2003	December 31, 2002

Assets:
Plant, property and equipment (B)	$337,728	$355,385
Accumulated depreciation	(228,866)	(217,098)

Net plant, property and equipment	108,862	138,287
Other assets	135,599	121,119

Total assets	$244,461	$259,406

Liabilities:
Third party debt	$191	$199
Other liabilities (including minority interest)	85,996	80,748

Total liabilities	86,187	80,947
Total equity (excluding minority interest)	158,274	178,459

Total liabilities and equity	$244,461	$259,406

Total investment:
ProLogis’ investment (see page 7)	$158,274	$178,459
ProLogis’ share of third party debt	191	199

Total investment	$158,465	$178,658

	EBITDA, Funds From Operations and Net Earnings (Loss) (C)(D)

		Three Months Ended September 30, 2002				Nine Months Ended September 30, 2002

	Three Months				Nine Months
	Ended				Ended
	September 30,	United			September 30,	United
	2003	States (D)	Europe	Combined	2003	States (D)	Europe	Combined

Operating income	$51,673	$84,418	$51,194	$135,612	$147,704	$243,287	$155,298	$398,585
Operating expenses	(39,368)	(71,744)	(41,031)	(112,775)	(117,435)	(207,678)	(121,127)	(328,805)
Other income, net	492	398	—	398	1,683	713	804	1,517
General and administrative expenses	(4,515)	(3,901)	(4,197)	(8,098)	(13,083)	(11,852)	(13,317)	(25,169)

EBITDA	8,282	9,171	5,966	15,137	18,869	24,470	21,658	46,128
Interest expense	(13)	(644)	(94)	(738)	(38)	(1,908)	(1,501)	(3,409)
Non-real estate depreciation and amortization (B)	(537)	—	(1,177)	(1,177)	(1,910)	—	(4,391)	(4,391)
Adjustment to carrying value (E)	(38,286)	(37,226)	—	(37,226)	(38,286)	(37,226)	—	(37,226)
Current income tax expense (benefit)	(195)	(227)	30	(197)	(379)	(257)	(271)	(528)

Funds From Operations	(30,749)	(28,926)	4,725	(24,201)	(21,744)	(14,921)	15,495	574
Real estate related depreciation and amortization (B)	(3,418)	—	(3,144)	(3,144)	(6,596)	—	(9,535)	(9,535)
Gain (loss) on the disposition of non-CDFS assets, net	(490)	—	434	434	(490)	—	(3,741)	(3,741)
Foreign currency exchange gains, net	28	—	369	369	143	—	5,201	5,201
Deferred income tax benefit (expense)	127	(3,024)	459	(2,565)	875	(8,535)	(998)	(9,533)

Net Earnings (Loss)	$(34,502)	$(31,950)	$2,843	$(29,107)	$(27,812)	$(23,456)	$6,422	$(17,034)

COMMENTS

(A)	Represents the balance sheets of each entity, not ProLogis’ share of the individual items.

(B)	As of September 30, 2003 and December 31, 2002, substantially all of the temperature-controlled operating assets are located in France (63.0 million cubic feet) and the United Kingdom (41.2 million cubic feet). The operating assets in the United Kingdom and the distribution assets located in France (18.9 million cubic feet of the total French assets) have been classified as “held for sale”. Accordingly, these assets have not been depreciated since the classification was made (December 2002 for the operating assets in the United Kingdom and June 2003 for the French distribution assets).

(C)	Amounts represent ProLogis’ share of each item based on its ownership interests (in excess of 99% in each investee). See ProLogis’ Consolidated Statements of Earnings (Loss) on page 2, ProLogis’ Consolidated Statements of Funds From Operations on page 3, ProLogis’ Consolidated Statements of EBITDA on page 4 and the Reconciliation of Net Earnings (Loss) to Funds From Operations and EBITDA on page 5.

(D)	Since June 2001, the temperature-controlled operating assets located in the Czech Republic, Denmark, Finland, Germany, Italy, the Netherlands, Norway, Spain and Sweden have been sold. These operating assets aggregated 73.5 million cubic feet. Also, substantially all of the temperature-controlled operating assets in the United States were sold in October 2002. In 2003, ProLogis’ remaining temperature-controlled operations are all in Europe.

(E)	For the third quarter of 2003, the adjustment represents an impairment charge related to certain of the operating assets in the United Kingdom that are held for sale. This adjustment reflects the carrying value of these assets at their estimated fair value less estimated cost to sell is based on current negotiations to sell the assets. For the third quarter of 2002, the adjustment represents an impairment charge to reflect certain of the operating assets in the United States that were held for sale at September 30, 2002 at their fair value less cost to sell. These assets were sold in October 2002.

Supplemental Information Page 13

ProLogis

Third Quarter 2003
Unaudited Financial Results

Leased and Physical Occupancy Analysis

By Ownership

			09/30/03		12/31/02 (A)
	Square	Current
	Feet	Investment	Leased	Occupied	Leased	Occupied

Stabilized Portfolio (B):
Direct Investment:
North America	121,721,264	$4,219,150,105	88.31%	87.58%	88.78%	87.50%
Europe	3,077,032	236,523,508	16.12%	16.12%	43.70%	43.70%

Total Direct Investment—Stabilized	124,798,296	4,455,673,613	86.53%	85.82%	88.19%	86.92%
ProLogis Property Funds (C):
ProLogis European Properties Fund	42,246,010	2,926,318,448	95.44%	94.16%	95.55%	92.54%
ProLogis California LLC	13,017,378	624,542,138	98.50%	98.50%	92.86%	92.86%
ProLogis North American Properties Fund I	9,406,069	375,418,814	91.90%	91.58%	96.56%	96.56%
ProLogis North American Properties Fund II	4,476,670	234,092,979	87.69%	87.69%	96.83%	96.83%
ProLogis North American Properties Fund III	4,380,489	207,957,409	96.61%	96.51%	97.77%	97.36%
ProLogis North American Properties Fund IV	3,474,903	141,025,218	95.48%	94.83%	96.75%	96.52%
ProLogis North American Properties Fund V	20,737,010	859,447,343	99.57%	91.31%	97.70%	90.69%
ProLogis Japan Properties Fund	1,153,251	255,590,322	100.00%	87.94%	100.00%	100.00%

Total ProLogis Property Funds	98,891,780	5,624,392,671	96.13%	93.65%	95.80%	93.45%

Total Stabilized Portfolio	223,690,076	$10,080,066,284	90.78%	89.28%	91.24%	89.54%

Total Operating Portfolio (D):
Direct Investment:
North America	123,645,697	$4,279,324,602	87.44%	86.71%	88.15%	86.86%
Europe	5,904,947	415,062,179	13.93%	11.97%	15.36%	15.36%

Total Direct Investment—Total Portfolio	129,550,644	4,694,386,781	84.09%	83.30%	85.54%	84.29%
ProLogis Property Funds (C):
ProLogis European Properties Fund	42,246,010	2,926,318,448	95.44%	94.16%	95.55%	92.54%
ProLogis California LLC	13,017,378	624,542,138	98.50%	98.50%	92.86%	92.86%
ProLogis North American Properties Fund I	9,406,069	375,418,814	91.90%	91.58%	96.56%	96.56%
ProLogis North American Properties Fund II	4,476,670	234,092,979	87.69%	87.69%	96.83%	96.83%
ProLogis North American Properties Fund III	4,380,489	207,957,409	96.61%	96.51%	97.77%	97.36%
ProLogis North American Properties Fund IV	3,474,903	141,025,218	95.48%	94.83%	96.75%	96.52%
ProLogis North American Properties Fund V	20,737,010	859,447,343	99.57%	91.31%	97.70%	90.69%
ProLogis Japan Properties Fund	1,153,251	255,590,322	100.00%	87.94%	100.00%	100.00%

Total ProLogis Property Funds	98,891,780	5,624,392,671	96.13%	93.65%	95.80%	93.45%

Total Operating Portfolio	228,442,424	$10,318,779,452	89.30%	87.78%	89.56%	87.88%

COMMENTS

(A)	The stabilized portfolio at 12/31/02 consisted of 205,794,317 square feet. Total operating portfolio at 12/31/02 consisted of 210,589,627 square feet.

(B)	ProLogis defines its stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions, or development and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it is substantially leased, defined as 93% or more.

(C)	The investment amount represents the entity’s basis in the real estate.

(D)	The total operating portfolio consists of both stabilized properties and prestabilized properties which are development properties that have been completed for less than 12 months and are not substantially leased or acquisitions that are not substantially leased upon acquisition and have been held for less than 12 months.

Supplemental Information Page 14

ProLogis

Third Quarter 2003
Unaudited Financial Results

Leased and Physical Occupancy Analysis (Continued)

By Geographic Area and Asset Classification

			09/30/03
	Square	Current
	Feet	Investment	Leased	Occupied

Stabilized Portfolio (B):
North America:
Direct Investment	121,721,264	$4,219,150,105	88.31%	87.58%
ProLogis Property Funds (C)	55,492,519	2,442,483,901	96.57%	93.38%

Total North America Stabilized Properties	177,213,783	6,661,634,006	90.90%	89.40%

Europe:
Direct Investment	3,077,032	236,523,508	16.12%	16.12%
ProLogis Property Funds (C)	42,246,010	2,926,318,448	95.44%	94.16%

Total Europe Stabilized Properties	45,323,042	3,162,841,956	90.05%	88.86%

Japan:
Direct Investment	—	—	—	—
ProLogis Property Funds (C)	1,153,251	255,590,322	100.00%	87.94%

Total Japan Stabilized Properties	1,153,251	255,590,322	100.00%	87.94%

Total Stabilized Portfolio	223,690,076	$10,080,066,284	90.78%	89.28%

Total Operating Portfolio (D):
North America:
Total North America Stabilized Properties	177,213,783	$6,661,634,006	90.90%	89.40%
Prestabilized Properties	1,924,433	60,174,497	32.43%	31.36%

Total North America Operating Portfolio	179,138,216	6,721,808,503	90.27%	88.78%

Europe:
Total Europe Stabilized Properties	45,323,042	3,162,841,956	90.05%	88.86%
Prestabilized Properties	2,827,915	178,538,671	11.54%	7.44%

Total Europe Operating Portfolio	48,150,957	3,341,380,627	85.44%	84.08%

Japan:
Total Japan Stabilized Properties	1,153,251	255,590,322	100.00%	87.94%
Prestabilized Properties	—	—	—	—

Total Japan Operating Portfolio	1,153,251	255,590,322	100.00%	87.94%

Total Operating Portfolio	228,442,424	$10,318,779,452	89.30%	87.78%

Comments are on page 14.

Supplemental Information Page 14a

ProLogis

Third Quarter 2003
Unaudited Financial Results

Lease Expirations

Total Operating Portfolio — Lease Expirations (A)(B)

	Direct Investment			ProLogis Property Funds

			Percentage of			Percentage of
	Occupied	Annual Base	Total Annual	Occupied	Annual Base	Total Annual
	Square Footage	Rents (C)	Base Rents	Square Footage	Rents (C)	Base Rents

2003(D)	10,411,749	$40,884,935	8.93%	2,529,320	$12,635,944	2.64%
2004	20,858,277	84,354,624	18.43%	5,472,863	26,570,325	5.55%
2005	22,394,312	98,460,924	21.51%	9,581,655	44,634,662	9.32%
2006	17,623,434	75,162,826	16.42%	10,004,568	47,888,516	10.00%
2007	11,727,555	47,372,857	10.35%	8,043,264	44,406,613	9.27%
2008	11,932,642	52,381,524	11.44%	6,538,260	30,736,247	6.42%
2009	4,801,461	21,398,580	4.67%	5,326,935	28,069,535	5.86%
2010	2,051,197	9,234,864	2.02%	5,022,843	26,019,268	5.43%
2011	1,368,295	6,009,349	1.31%	7,019,836	34,945,360	7.30%
2012	1,753,508	9,648,478	2.11%	7,948,752	42,028,572	8.77%
2013	1,525,359	6,712,034	1.47%	7,572,716	35,532,498	7.42%
Thereafter	1,471,176	6,126,528	1.34%	17,551,225	105,501,317	22.02%

Totals	107,918,965	$457,747,523	100.00%	92,612,237	$478,968,857	100.00%

Top 25 Customers

Total Operating Portfolio — By Annualized Base Rent (A)(E)

		Percentage of
		Annualized		Number
Rank	Customer Name	Base Rent (F)		of Leases

1	Deutsche Post AG	2.36%		30
2	TPG N.V. (TNT Automotive)	2.17%		21
3	Exel Logistics	2.07%		20
4	Unilever	1.87%		6
5	NYK Line (Nippon Yusen Kaisha)	1.30%		9
6	Altria Group, Inc.	1.20%		11
7	Nippon Express Group	1.11%		6
8	FM Logistic	0.89%		6
9	Sears Roebuck and Co.	0.84%		15
10	Royal Ahold (Koninklijke Ahold NV)	0.79%		7
11	NOL Group (Neptune Orient Lines)	0.67%		5
12	ID Logistics France	0.62%		5
13	Goodyear Tire & Rubber Co.	0.62%		4
14	General Electric Company, Inc.	0.48%		14
15	Hewlett-Packard Company	0.47%		4
16	Home Depot, Inc.	0.46%		8
17	Gillette (UK) Ltd.	0.45%		2
18	Skechers USA, Inc.	0.45%		3
19	UPS SCS (United Parcel Service Inc.)	0.42%		19
20	Hays Distribution Services, Ltd.	0.42%		2
21	Amazon.Com, Inc.	0.41%		1
22	Pearson Management Services, Ltd.	0.40%		1
23	FedEx Corporation	0.40%		11
24	PSA (Peugeot)	0.39%		4
25	Auchan Group	0.39%		4

	Total	21.65	%(G)	218

COMMENTS

(A)	Includes customers leasing space in properties owned directly by ProLogis and in properties owned by the ProLogis Property Funds.

(B)	Assumes customers do not exercise renewal options.

(C)	Represents annualized base rent at lease expiration. As of September 30, 2003, the average base rent per square foot is $4.05 (Direct Investment) and $5.17 (ProLogis Property Funds).

(D)	Includes amounts leased on a month-to-month basis of 2,125,147 square feet (Direct Investment) and 1,057,841 square feet (ProLogis Property Funds).

(E)	As of September 30, 2003, ProLogis (including ProLogis Property Funds) had 460 Global 1000 Customers (targeted 1,000 largest users of distribution space). These customers lease 111,901,820 square feet representing 48.9% of the total operating portfolio as of September 30, 2003.

(F)	Percentage is based on the annualized collected base rent as of September 30, 2003.

(G)	The Top 25 customers when considering only the annualized base rents in ProLogis’ Direct Investment properties was 15.51% of ProLogis’ total annualized base rents as of September 30, 2003.

Supplemental Information Page 15

ProLogis

Third Quarter 2003
Unaudited Financial Results

Leasing Activity (A)

	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Weighted
							Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention

First Quarter	346	12,440,485	10,945,015	$1.04	10,809,315	-0.4%	72.9%
Second Quarter	403	13,746,539	9,395,529	$1.04	9,239,127	-5.3%	72.7%
Third Quarter	377	13,665,249	9,947,085	$1.02	9,839,812	-6.3%	66.4%

Year to Date	1,126	39,852,273	30,287,629	$1.03	29,888,254	-3.9%	69.6%

Actual Capital Expenditures
For the Nine Months Ended September 30, 2003

					ProLogis'
					Ownership
	Recurring			Total	Percentage at	ProLogis' Share
	Capital	Tenant	Leasing	Capital	September 30,	of Actual Capital
	Maintenance	Improvements	Commissions	Expenditures	2003	Expenditures

ProLogis	$17,510,712	$20,766,935	$9,978,967	$48,256,614	100%	$48,256,614
ProLogis European Properties Fund	8,497,875	1,257,428	101,026	9,856,329	29.9%	2,947,042
ProLogis California LLC	2,816,490	1,499,346	1,367,044	5,682,880	50%	2,841,440
ProLogis North American Properties Fund I	230,206	166,029	106,740	502,975	41.3%	207,729
ProLogis North American Properties Fund II	117,284	48,753	40,330	206,367	20%	41,273
ProLogis North American Properties Fund III	105,458	559,527	553,755	1,218,740	20%	243,748
ProLogis North American Properties Fund IV	82,309	102,852	172,599	357,760	20%	71,552
ProLogis North American Properties Fund V	1,249,407	99,993	200,430	1,549,830	14.0%	216,976
ProLogis Japan Properties Fund	—	—	—	—	20%	—

	$30,609,741	$24,500,863	$12,520,891	$67,631,495		$54,826,374

COMMENTS

(A)	Represents leasing activity for distribution space in properties that are directly owned by ProLogis and also those properties that are owned by the ProLogis Property Funds.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development.

(C)	Represents the square feet and associated costs that will be incurred to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property). Includes the square feet for a lease renewal with the same tenant and associated costs, if any. Includes square feet and costs associated with leasing activity for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided is the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.

(D)	Represents the leasing activity and associated rent growth for space that has been previously leased by ProLogis and/or the ProLogis Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

Supplemental Information Page 16

ProLogis

Third Quarter 2003
Unaudited Financial Results

Same Store Sales Growth (A)

	Percentage Change in

			Net	Adjusted Net
	Rental	Net Rental	Operating	Operating	Average	Rent
	Income (B)	Expenses (C)	Income (D)	Income (E)	Occupancy	Growth (F)

First Quarter	+0.65%	+15.2%	-0.45%	-0.34%	+0.06%	-0.45%
Second Quarter	+1.97%	-0.77%	+2.22%	+1.99%	+1.22%	-6.25%
Third Quarter	-0.04%	-2.86%	+0.23%	+0.08%	+1.51%	-7.40%

Year to Date	+0.87%	+3.02%	+0.69%	+0.61%	+0.98%	-4.30%

COMMENTS

(A)	A key component of ProLogis’ evaluation of the operating performance of its properties, its management personnel and its individual markets is a “same store” analysis. ProLogis defines its same store portfolio of properties as those properties that have been in operation throughout both nine-month periods ended September 30, 2003 and 2002. Of ProLogis’ direct owned operating portfolio of 129,550,644 square feet, 114,043,229 square feet are included in the same store portfolio. Of the operating portfolio owned by the ProLogis Property Funds of 98,891,780 square feet, 66,655,235 square feet are included in the same store portfolio. Same store statistics allow management to evaluate the actual operating performance of its operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

The percentage change presented is the weighted average of the measure computed separately for ProLogis and each of the ProLogis Property Funds with the weighting based on each entity’s proportionate share of the combined component on which the change is computed. In order to derive an appropriate measure of period to period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	In computing the percentage change in rental income, the rental income computed under GAAP applicable to the properties included in the same store portfolio is adjusted to remove the net termination fees recognized for each period. Net termination fees represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability that has been previously recognized under GAAP, if any. Removing the net termination fees for the same store calculation allows ProLogis’ management to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Net termination fees removed from rental income were $167,596 for direct owned properties and $120,687 for properties owned by the ProLogis Property Funds for the three months ended September 30, 2003 and $1,192,388 for direct owned properties and $102,055 for properties owned by the ProLogis Property Funds for the three months ended September 30, 2002. Net termination fees removed from rental income were $1,522,020 for direct owned properties and $988,852 for properties owned by the ProLogis Property Funds for the nine months ended September 30, 2003 and $4,916,214 for direct owned properties and $3,916,257 for properties owned by the ProLogis Property Funds for the nine months ended September 30, 2002.

(C)	Net rental expenses as presented under GAAP represent property operating expenses offset by the amounts of such expenses that have been recovered from customers under provisions of their lease agreements. In computing the percentage change in net rental expenses, the net rental expenses applicable to the properties in the same store portfolio includes property management expenses for ProLogis’ direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which ProLogis’ wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues). On consolidation, the net profit or loss of the management company is recognized as part of ProLogis’ net rental expenses reported under GAAP.

(D)	In computing the percentage change in net operating income, ProLogis computes net operating income as the weighted difference between the rental income balance that is computed as described in comment B and the net rental expenses balance that is computed as described in comment C.

(E)	To derive adjusted net operating income, ProLogis adjusts the net operating income balance that is computed as described in comment D to exclude the amount of straight-lined rents recognized in each period. The straight-lined rents removed from rental income were $705,518 for direct owned properties and $1,783,640 for properties owned by the ProLogis Property Funds for the three months ended September 30, 2003 and $932,519 for direct owned properties and $1,305,588 for properties owned by the ProLogis Property Funds for the three months ended September 30, 2002. The straight-lined rents removed from rental income were $2,440,735 for direct owned properties and $4,535,257 for properties owned by the ProLogis Property Funds for the nine months ended September 30, 2003 and $2,348,212 for direct owned properties and $4,215,940 for properties owned by the ProLogis Property Funds for the nine months ended September 30, 2002.

(F)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by ProLogis and/or the ProLogis Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

Supplemental Information Page 17

ProLogis

Third Quarter 2003
Unaudited Financial Results

Acquisitions, Dispositions and Land Held for Development

	Three Months Ended

	September 30,	June 30,	March 31,	Year
	2003	2003	2003	to Date

Acquisitions (A):
Direct Acquisitions by ProLogis:
Square feet	264,418	655,900	3,426,013	4,346,331
Total expected investment of assets acquired	$9,300,167	$18,810,171	$125,380,336	$153,490,674
Percentage leased at acquisition date	100.00%	93.57%	83.08%	85.69%
Dispositions:
Direct Dispositions by ProLogis:
CDFS developed assets:
Square feet	3,620,372	3,282,362	3,372,267	10,275,001
Net sales proceeds	$214,518,221	$268,935,547	$169,369,996	$652,823,764
CDFS acquired assets:
Square feet	—	528,544	2,417,257	2,945,801
Net sales proceeds	$—	$16,266,847	$84,418,399	$100,685,246
Non-CDFS assets:
Square feet	31,700	175,059	319,881	526,640
Net sales proceeds	$7,444,180	$6,658,736	$38,431,971	$52,534,887
Total:
Square feet	3,652,072	3,985,965	6,109,405	13,747,442
Net sales proceeds	$221,962,401	$291,861,130	$292,220,366	$806,043,897

	As of September 30, 2003

	Acres	Investment

Land Held For Development:
Land owned:
North America	1,965	$172,932,900
Europe	624	236,227,511
Asia	—	—

Total land owned	2,589	$409,160,411

Land controlled (LOI/option):
North America	631
Europe	1,392
Asia	—

Total land controlled	2,023

Total land held for development	4,612

COMMENT

(A)	Of the acquisitions, all but two properties aggregating 150,452 square feet at a total expected investment of $13,331,463 were acquired with the intent to contribute the property to a ProLogis Property Fund, including properties that will be rehabilitated and/or repositioned prior to contribution. These two properties were acquired in the first quarter.

Supplemental Information Page 18

ProLogis

Third Quarter 2003
Unaudited Financial Results

CDFS Business Summary

CDFS Leasing Activity

	Three Months Ended

	September 30,	June 30,	March 31,	Year
	2003	2003	2003	to Date

Square feet of new leases signed on CDFS properties	3,360,940	3,747,679	2,365,940	9,474,559
Square feet of new leases signed on CDFS properties to repeat ProLogis customers	1,095,366	2,265,583	1,439,826	4,800,775
Percentage to repeat ProLogis customers	32.6%	60.5%	60.9%	50.7%

Proceeds from CDFS Dispositions/Contributions by Market/Region

	Three Months Ended
					Percentage
	September 30,	June 30,	March 31,	Year	of Total
	2003	2003	2003	to Date	Proceeds

North America:
Atlanta, Georgia	$—	$4,694,200	$4,895,025	$9,589,225	1.27%
Chicago, Illinois	—	16,290,240	—	16,290,240	2.16%
Columbus, Ohio	—	—	120,850	120,850	0.02%
Dallas/Fort Worth, Texas	18,989,979	—	—	18,989,979	2.52%
Denver, Colorado	—	—	2,460,506	2,460,506	0.33%
El Paso, Texas	—	9,178,602	—	9,178,602	1.22%
Fort Lauderdale/Miami, Florida	—	11,304,538	—	11,304,538	1.50%
Houston, Texas	4,140,427	5,287,431	—	9,427,858	1.25%
Las Vegas, Nevada	1,356,723	—	4,312,278	5,669,001	0.75%
Los Angeles/Orange County, California	—	—	46,748,395	46,748,395	6.20%
Memphis, Tennessee	—	—	39,810,003	39,810,003	5.28%
Nashville, Tennessee	—	—	10,198,105	10,198,105	1.35%
I-95 Corridor, New Jersey	15,399,925	—	23,199,925	38,599,850	5.12%
Orlando, Florida	—	—	5,035,596	5,035,596	0.67%
Reynosa, Mexico	16,071,750	—	—	16,071,750	2.13%
San Antonio, Texas	3,691,526	6,285,216	9,493,613	19,470,355	2.58%
St. Louis, Missouri	—	—	47,371,135	47,371,135	6.29%
Tampa, Florida	—	170,191	11,477,850	11,648,041	1.55%
Tijuana, Mexico	8,460,094	—	—	8,460,094	1.12%
Washington D.C./Baltimore, Maryland	41,411,047	20,093,715	—	61,504,762	8.16%

	109,521,471	73,304,133	205,123,281	387,948,885	51.47%

Europe:
Central France, France	—	48,763,196	13,386,552	62,149,748	8.25%
East Midlands, United Kingdom	—	—	4,617,776	4,617,776	0.61%
London & Southeast, United Kingdom	501,005	—	—	501,005	0.07%
Milan, Italy	33,108,981	12,500,320	—	45,609,301	6.05%
Northern France, France	—	10,208,776	—	10,208,776	1.35%
Prague, Czech Republic	11,676,536	—	16,011,167	27,687,703	3.67%
Rhine/Main, Germany	14,732,078	—	—	14,732,078	1.96%
Rhine/Ruhr, Germany	—	9,739,694	—	9,739,694	1.29%
Southern Germany, Germany	5,325,373	—	—	5,325,373	0.71%
Warsaw, Poland	2,832,107	14,987,352	—	17,819,459	2.36%
West Midlands, United Kingdom	—	74,418,243	14,649,619	89,067,862	11.82%

	68,176,080	170,617,581	48,665,114	287,458,775	38.14%

Asia:
Tokyo, Japan	36,820,670	41,280,680	—	78,101,350	10.39%

	36,820,670	41,280,680	—	78,101,350	10.39%

Total proceeds	$214,518,221	$285,202,394	$253,788,395	$753,509,010	100.00%

Percentage of CDFS proceeds generated by contributions to ProLogis Property Funds				95.59%

Supplemental Information Page 19

ProLogis

Third Quarter 2003
Unaudited Financial Results

Development Summary

	September 30,	June 30,	March 31,	December 31,
	2003	2003	2003	2002

Development Starts:
North America:
Square feet	2,525,682	1,427,820	478,400	190,227
Total expected investment	$76,627,833	$43,080,598	$20,173,930	$7,357,447
Cost per square foot	$30.34	$30.17	$42.17	$38.68
Europe:
Square feet	1,710,023	1,059,941	1,121,921	2,351,194
Total expected investment	$93,154,115	$48,381,276	$47,842,772	$220,662,487
Cost per square foot	$54.48	$45.65	$42.64	$93.85
Asia:
Square feet	346,068	1,373,549	—	195,475
Total expected investment	$31,738,289	$157,916,667	$—	$28,416,667
Cost per square foot	$91.71	$114.97	$—	$145.37
Total:
Square feet	4,581,773	3,861,310	1,600,321	2,736,896
Total expected investment	$201,520,237	$249,378,541	$68,016,702	$256,436,601
Cost per square foot	$43.98	$64.58	$42.50	$93.70
Development Completions:
North America:
Square feet	1,482,400	502,549	2,964,399	1,242,303
Total expected investment	$47,643,888	$22,615,317	$96,750,486	$50,857,917
Cost per square foot	$32.14	$45.00	$32.64	$40.94
Leased percentage at completion (A)	100.00%	32.74%	94.82%	70.61%
Leased percentage as of 09/30/03	100.00%	32.74%	98.27%	96.60%
Europe:
Square feet	1,715,576	1,919,595	1,937,573	2,495,574
Total expected investment	$87,306,497	$118,482,968	$93,988,313	$122,551,712
Cost per square foot	$50.89	$61.72	$48.51	$49.11
Leased percentage at completion (A)	71.29%	83.98%	53.83%	64.11%
Leased percentage as of 09/30/03	71.29%	83.98%	53.83%	67.30%
Asia:
Square feet	139,480	305,095	—	—
Total expected investment	$28,416,667	$35,925,000	$—	$—
Cost per square foot	$203.73	$117.75	$—	$—
Leased percentage at completion (A)	100.00%	100.00%	—	—
Leased percentage as of 09/30/03	100.00%	100.00%	—	—
Total:
Square feet	3,337,456	2,727,239	4,901,972	3,737,877
Total expected investment	$163,367,052	$177,023,285	$190,738,799	$173,409,629
Cost per square foot	$48.95	$64.91	$38.91	$46.39
Leased percentage at completion (A)	85.24%	76.33%	78.62%	66.27%
Leased percentage as of 09/30/03	85.24%	76.33%	80.71%	77.04%
Under Development as of End of Period:
North America:
Square feet	2,949,502	1,906,220	980,949	3,466,948
Total expected investment	$92,238,473	$63,254,528	$42,789,247	$119,365,803
Cost per square foot	$31.27	$33.18	$43.62	$34.43
Europe:
Square feet	2,969,044	2,974,597	3,834,251	4,649,903
Total expected investment	$233,910,333	$228,062,715	$289,963,978	$336,109,519
Cost per square foot	$78.78	$76.67	$75.62	$72.28
Asia:
Square feet	2,806,534	2,599,946	1,531,492	1,531,492
Total expected investment	$352,833,507	$349,511,885	$227,520,218	$227,520,218
Cost per square foot	$125.72	$134.43	$148.56	$148.56
Total:
Square feet	8,725,080	7,480,763	6,346,692	9,648,343
Total expected investment	$678,982,313	$640,829,128	$560,273,443	$682,995,540
Cost per square foot	$77.82	$85.66	$88.28	$70.79
Construction in Progress:
North America	$32,619,111	$21,353,765	$21,853,720	$75,354,961
Europe	120,206,737	142,360,874	165,890,101	181,552,920
Asia	204,879,464	182,634,649	124,523,192	120,475,885

Total Construction in Progress	$357,705,312	$346,349,288	$312,267,013	$377,383,766

COMMENT

(A)	Represents the leased percentage as of the end of the quarter in which the development was completed.

Supplemental Information Page 20

ProLogis

Third Quarter 2003
Unaudited Financial Results

Capital Structure
(in thousands)

Debt Outstanding as of September 30, 2003

		Principal Maturities
		of Direct Debt
		(excluding Lines of Credit
Principal Outstanding — Direct Debt		and Short-term Borrowings)

Direct Debt:
Senior unsecured notes:
7.00% Notes due 2003 (A)	$125,000	2003	$127,628
6.70% Notes due 2004	250,000	2004	314,822
7.05% Notes due 2006	250,000	2005	108,886
7.25% Notes due 2007	135,000	2006	320,152
7.95% Notes due 2008	100,000	2007	331,757
7.10% Notes due 2008	250,000	2008	308,826
8.72% Notes due 2009	112,500	2009	77,533
7.875% Notes due 2009	56,250	2010	35,442
7.30% Notes due 2009	25,000	2011	29,949
5.50% Notes due 2013	300,000
7.81% Notes due 2015	100,000	Thereafter	767,080
9.34% Notes due 2015	50,000	Less discount	(2,068)

8.65% Notes due 2016	50,000		$2,420,007

7.625% Notes due 2017	100,000
Less discount	(2,068)

Total senior unsecured notes	1,901,682

Secured debt:
Mortgage notes	489,756
Securitized debt	20,543
Assessment bonds	8,026

Total secured debt	518,325

Subtotal	2,420,007
Lines of credit — unsecured (see page 22)	533,270

Total direct debt	$2,953,277

ProLogis’ share of third party debt of unconsolidated investees:
ProLogis Property Funds (see page 12)	$826,584
CDFS Joint Ventures	38,780
Temperature-controlled distribution investee (see page 13)	191

Total share of third party debt of unconsolidated investees	$865,555

Total	$3,818,832

Market Capitalization as of September 30, 2003

	Shares
	or Equivalents	Market	Market Value
	Outstanding (B)	Price	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$55.25	$110,500
7.92% Series D Cumulative Redeemable Preferred Shares	10,000	$25.25	252,500

	12,000		363,000

Common Shares	179,684	$30.25	5,435,441
Convertible limited partnership units (4,788,000 units)	4,791	$30.25	144,928

	184,475		5,580,369

Total equity			5,943,369
Total debt (including ProLogis’ share of third party debt of unconsolidated investees)			3,818,832

Total market capitalization (including ProLogis’ share of third party debt of unconsolidated investees)			$9,762,201

COMMENTS

(A)	These Notes were repaid on October 1, 2003.

(B)	On July 1, 2003, ProLogis redeemed the 2,000,000 outstanding Series E Cumulative Redeemable Preferred Shares at the price of $25.00 per share, plus $0.3685 in accrued and unpaid dividends.

Supplemental Information Page 21

ProLogis

Third Quarter 2003
Unaudited Financial Results

Debt Analysis

Revolving Lines of Credit
(in thousands)

						Weighted
	Total			Outstanding	Remaining	Average
	Commitment			at 09/30/03	Capacity	Interest Rate (A)

ProLogis-North America	$560,000	(B	)	$—	$560,000	—
ProLogis-Europe	504,540	(C	)	302,584	201,956	3.03%
ProLogis-Europe (United Kingdom only)	40,031	(D	)	—	40,031	—
ProLogis-Asia	361,863	(E	)	230,686	131,177	0.98%

	$1,466,434			$533,270	$933,164	2.14%

Weighted Average Interest Rates and Term to Maturity (F)

		Weighted	Weighted Average
		Average	Term to
	% of Debt	Interest Rate (A)	Maturity (G)

Revolving lines of credit	18.11%	2.14%	n/a
Unsecured term debt	64.56%	7.12%	6.4 years
Secured term debt	17.33%	7.31%	10.7 years

Totals (F)	100.00%	6.25%	7.3 years

Financial Ratios (see note 1 on page 8)

	Nine Months Ended	Year Ended
	09/30/03	12/31/02

Interest coverage ratio (H)	4.0	4.2
Fixed charge coverage ratio (I)	3.3	3.5
Total debt to total book assets (including ProLogis’ share of unconsolidated investees) (see pages 10 and 21)	49.8%	47.4%
Total debt to total market capitalization (including ProLogis’ share of unconsolidated investees) (see page 21)	39.1%	40.7%

COMMENTS

(A)	Represents the weighted average base interest rates on borrowings that were outstanding as of September 30, 2003.

(B)	Total commitment available to ProLogis at September 30, 2003 has been reduced by letters of credit outstanding with the lending bank aggregating $11.8 million at September 30, 2003.

(C)	Represents the U.S. dollar equivalent at September 30, 2003 of ProLogis’ 450.0 million euro denominated line of credit. The line of credit was increased to 450.0 million euro from 325.0 million euro on August 8, 2003.

(D)	Represents the U.S. dollar equivalent at September 30, 2003 of ProLogis’ 25.0 million pound sterling denominated line of credit available for borrowing by ProLogis Kingspark. The total commitment available to ProLogis has been reduced by letters of credit outstanding with the lending bank in the currency equivalent of $10.7 million at September 30, 2003.

(E)	Represents the U.S. dollar equivalent at September 30, 2003 of ProLogis’ 40.0 billion yen denominated line of credit. The line of credit was increased to 40.0 billion yen from 24.5 billion yen on August 5, 2003.

(F)	Excludes assessment bonds.

(G)	Calculated as of the beginning of the year on principal amortization from January 1, 2003 through final maturity for debt outstanding as of September 30, 2003.

(H)	Calculated as Funds From Operations before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs).

(I)	Calculated as Funds From Operations before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs) and preferred dividends.

Supplemental Information Page 22

ProLogis

Third Quarter 2003
Unaudited Financial Results

Geographic Distribution (A)

North America				Europe	%		Asia	%

Central Region	%	Mid-Atlantic Region	%

Austin	1.04	Chicago	3.82	Belgium	0.21		China	(C	)
Dallas/Fort Worth	7.55	Cincinnati	2.79	Czech Republic	0.59		Japan	0.50
El Paso	1.56	Columbus	3.27	France	8.29
Houston	4.14	I-81 Corridor (E. Pennsylvania)	1.16
Kansas City	0.69	I-95 Corridor (New Jersey)	2.89	Germany	0.72		Total Asia	0.50%
Oklahoma City	0.28	Indianapolis	2.15
San Antonio	2.64	Louisville	1.19	Hungary	0.23
Tulsa	0.23	St. Louis	1.26	Ireland	(B	)
Other non-target	0.06	Other non-target	0.03	Italy	1.73
				The Netherlands	1.94
				Poland	1.37

Total Central Region	18.19	Total Mid-Atlantic Region	18.56	Portugal	(B	)
				Spain	1.11
				Sweden	0.32
				United Kingdom	4.59

				Total Europe	21.10%

Pacific Region	%	Southeast Region	%

Denver	1.61	Atlanta	5.42
Las Vegas	1.01	Charlotte	2.17
Los Angeles/Orange County	6.56	Chattanooga	0.50
Phoenix	1.07	Ft. Lauderdale/Miami	1.01
Portland	0.91	Memphis	3.88
Reno	1.62	Nashville	1.82
Salt Lake City	0.89	Orlando	0.98
San Francisco-East Bay	3.14	Tampa	1.71
San Francisco-South Bay	1.62	Washington D.C./Baltimore	2.77
Seattle	0.61

Total Pacific Region	19.04	Total Southeast Region	20.26

Mexico	%

Juarez	0.42
Monterrey	0.66
Reynosa	0.79
Tijuana	0.48

Total Mexico	2.35	Total North America	78.40%

COMMENTS

(A)	Percentages are based on the square footage of the operating portfolio. The operating portfolio includes direct owned properties and operating properties owned by the Property Funds.

(B)	As of September 30, 2003, ProLogis has either development projects or land holdings in this market, but owns no operating buildings.

(C)	As of September 30, 2003, ProLogis has no real estate assets in this market; however, the market is designated as one of ProLogis’ target markets.

Supplemental Information Page 23